UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AVEO PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

ONE BROADWAY, 14TH FLOOR CAMBRIDGE, MASSACHUSETTS 02142

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 21, 2017

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AVEO Pharmaceuticals, Inc. will be held on Wednesday, June 21, 2017 at 10:00 a.m., Eastern Daylight Time, at One Broadway, 5th Floor, Cambridge, MA 02142. At the meeting, stockholders will consider and vote on the following matters:

1.	To elect five directors, each to serve for a one-year term expiring at the 2018 annual meeting of stockholders;

2.	To approve an advisory vote on executive compensation;

3.	To hold an advisory vote on the frequency of future executive compensation advisory votes;

4.	To approve a Second Amended and Restated 2010 Stock Incentive Plan to reserve up to an additional 3,500,000 shares of common stock for issuance under the plan and to provide for certain other amendments;

5.	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 250,000,000;

6.	To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, by a ratio of not less than 1-for-3 and not more than 1-for-15, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our board of directors; and

7.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Stockholders will also act on any other business that may properly come before the annual meeting or any adjournment thereof.

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about [—], 2017, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to all stockholders of record on our books at the close of business on April 24, 2017, the record date for the annual meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

Stockholders of record at the close of business on April 24, 2017 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. If you are a stockholder of record, you may vote by submitting your proxy in one of these three ways:

•	Vote Over the Internet, by going to the website of our tabulator at www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

•	Vote by Telephone, by calling the toll-free number 1-800-690-6309 (have your Notice or proxy card in hand when you call); or

•

Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided. If you vote by Internet or telephone, you are not required to mail your proxy.

You may also vote in person by attending the annual meeting and delivering your completed proxy card in person or by completing a ballot at the meeting.

If your shares are held in “street name,” that is, held for your account by a bank, brokerage firm or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

We encourage all stockholders to attend the annual meeting in person. You may obtain directions to the location of the annual meeting on our website at www.aveooncology.com. Stockholders who attend the meeting may vote their stock in person, even if they previously submitted their proxies. Whether or not you plan to attend the annual meeting in person, we hope you will take the time to vote your shares.

By Order of the Board of Directors,

Michael P. Bailey

President and Chief Executive Officer

Cambridge, Massachusetts

[—], 2017

- i -

- ii -

AVEO PHARMACEUTICALS, INC.

ONE BROADWAY, 14TH FLOOR

CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT

for the 2017 Annual Meeting of Stockholders to be held on June 21, 2017

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of AVEO Pharmaceuticals, Inc. for use at the Annual Meeting of Stockholders to be held on Wednesday, June 21, 2017 at 10:00 a.m., Eastern Daylight Time, at One Broadway, 5th Floor, Cambridge, MA 02142, and at any adjournment thereof. Except where the context otherwise requires, references to “AVEO Pharmaceuticals,” “we,” “AVEO,” “us,” “our,” the “company” and similar terms refer to AVEO Pharmaceuticals, Inc. and its consolidated subsidiaries.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of 2017 Annual Meeting of Stockholders. You may revoke your proxy at any time before it is exercised at the meeting by voting a later dated proxy or by giving our Secretary written notice to that effect. These proxy solicitation materials were first made available to all stockholders entitled to vote at the meeting on or about [—], 2017.

We are mailing to our stockholders a Notice of Internet Availability of proxy materials instead of a paper copy of this Proxy Statement, our 2016 Annual Report to Stockholders on Form 10-K, our Shareholder Letter and form of Proxy Card or Voting Instruction Card, as permitted by the rules of the Securities and Exchange Commission, or the SEC. The notice contains instructions on how to access those documents over the internet. The notice also contains instructions on how you may receive a paper copy of our proxy materials, including this Proxy Statement, our 2016 Annual Report to Stockholders on Form 10-K, our Shareholder Letter and a form of Proxy Card or Voting Instruction Card.

Important Notice

Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 21, 2017:

This proxy statement and our 2016 Annual Report to Stockholders are available for viewing, printing and downloading at

http://www.proxyvote.com

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?

A.	We are providing these proxy materials to you, as a stockholder of record of AVEO Pharmaceuticals, in connection with the solicitation by our board of directors of proxies to be voted at our 2017 annual meeting of stockholders to be held at One Broadway, 5th Floor, Cambridge, MA 02142 on Wednesday, June 21, 2017 at 10:00 a.m., Eastern Daylight Time. As a stockholder of record of AVEO Pharmaceuticals, you are invited to attend our annual meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q.	What is the purpose of the annual meeting?

A.	At the annual meeting, stockholders will consider and vote on the following matters:

1.	To elect five directors, each to serve for a one-year term expiring at our 2018 annual meeting of stockholders and until his successor is duly elected and qualified;

2.	To approve a non-binding advisory vote on executive compensation;

3.	To hold an advisory vote on the frequency of future executive compensation advisory votes;

4.	To approve the Second Amended and Restated 2010 Stock Incentive Plan to reserve up to an additional 3,500,000 shares of common stock for issuance under the plan and to provide for certain other amendments;

5.	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 250,000,000;

6.	To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, by a ratio of not less than 1-for-3 and not more than 1-for-15, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our board of directors; and

7.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Stockholders will also act on any other business that may properly come before the meeting, or any adjournment thereof.

Q.	Who can vote at the annual meeting?

A.	To be entitled to vote, you must have been a stockholder of record at the close of business on April 24, 2017, the record date for our annual meeting. There were [—] shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.

Q.	How many votes do I have?

A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.

Q.	How do I vote?

A.	If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may vote:

(1)	Over the Internet: Go to the website of our tabulator at www.proxyvote.com. Use the vote control number printed on the Notice (or your proxy card) to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. You must submit your Internet proxy before 11:59 p.m., Eastern Daylight Time, on June 20, 2017, the day before the annual meeting, for your Internet proxy to be valid and your vote to count. Your shares will be voted according to your instructions.

(2)	By Telephone: Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You will need to have the Notice (or your proxy card) in hand when you call. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. You must submit your telephonic proxy before 11:59 p.m., Eastern Daylight Time, on June 20, 2017, the day before the annual meeting, for your telephonic proxy to be valid and your vote to count. Your shares will be voted according to your instructions.

(3)	By Mail: If you received a printed copy of the proxy materials, complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Broadridge must receive the proxy card not later than June 20, 2017, the day before the annual meeting, for your mailed proxy to be valid and your vote to count. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

(4)	In Person at the Meeting: If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by a bank, brokerage firm or other nominee, you may vote:

(1)	Over the Internet or by Telephone: You will receive instructions from your bank, brokerage firm or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2)	By Mail: You will receive instructions from your bank, brokerage firm or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)	In Person at the Meeting: You must bring an account statement or letter from your bank, brokerage firm or other nominee showing that you are the beneficial owner of the shares as of the record date in order to vote your shares at the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

Q.	Can I change my vote?

A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the annual meeting. To do so, you must do one of the following:

(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Daylight Time, on June 20, 2017.

(2)	Sign a new proxy and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 as instructed above. Broadridge must receive the proxy card no later than June 20, 2017. Only your latest dated proxy will be counted.

(3)	Attend the annual meeting and vote in person as instructed above. Attending the annual meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.

(4)	Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm or other nominee. You may also vote in person at the annual meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a proxy from the record holder of your shares as described in the answer to the question “How do I vote?” above.

Q.	Will my shares be voted if I do not return my proxy?

A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy by mail or by ballot at the annual meeting.

If your shares are held in “street name,” your bank, brokerage firm or other nominee may under certain circumstances vote your shares if you do not return your voting instructions. Banks, brokerage firms or other nominees can vote customers’ unvoted shares on routine matters, but your bank, brokerage firm or other nominee will not be allowed to vote your shares with respect to certain non-routine items. If you do not return voting instructions to your bank, brokerage firm or other nominee to vote your shares, your bank, brokerage firm or other nominee may, on routine matters, either vote your shares or leave your shares unvoted.

Your bank, brokerage firm or other nominee cannot vote your shares on any matter that is not considered routine. Proposal 1, the election of directors, Proposal 2, a non-binding advisory vote on executive compensation, Proposal 3, a non-binding advisory vote on the frequency of future executive compensation advisory votes, and Proposal 4, the approval of the Second Amended and Restated 2010 Stock Incentive Plan, are not considered routine matters. If you do not instruct your bank, brokerage firm or other nominee how to vote with respect to these matters, your bank, brokerage firm or other nominee may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 5, the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, Proposal 6, the approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split, and Proposal 7, the ratification of the appointment of our independent registered public accounting firm, are considered routine matters, and your bank, brokerage firm or other nominee will be able to vote on these matters even if it does not receive instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your bank, brokerage firm or other nominee. This ensures that your shares will be voted at the annual meeting according to your instructions. You should receive directions from your bank, brokerage firm or other nominee about how to submit your voting instructions to them.

Q.	How many shares must be represented to hold the annual meeting?

A.	A majority of our shares of common stock outstanding at the record date must be present in person or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote those shares on Proposals 1, 2, 3 and 4. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?

A.	Proposal 1—Election of Directors

The five nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is not considered a routine matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•	vote FOR all nominees;

•	vote FOR a particular nominee or nominees and WITHHOLD your vote from the other nominees; or

•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2—Advisory Vote on Executive Compensation

Our board of directors is holding a non-binding advisory vote regarding the compensation of our named executive officers, as described in the “Executive and Director Compensation” section of this proxy statement, including the executive compensation tables and accompanying narrative disclosures therein. To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is not considered a routine matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 2. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, such “broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 2.

The proposal is advisory and non-binding in nature, but our compensation committee and board of directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Proposal 3—Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes

Our board of directors is holding a non-binding advisory vote regarding whether stockholders prefer to vote on our executive compensation program once a year, once every two years or once every three years. The affirmative vote of stockholders holding a majority of the votes cast on the matter will be required to approve one of the three frequency options. Proposal 3 is not considered a routine matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 3. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3 will not be counted as votes FOR one of the three options in the proposal and will also not be counted as votes cast or shares voting on the proposal. If you ABSTAIN from voting on Proposal 3, your shares will not be voted FOR the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, such “broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 3.

The proposal is advisory and non-binding in nature, but our board of directors will consider adopting the frequency option that receives a majority of the votes cast on the matter. If none of the three frequency options receives a majority of the votes cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes to be the frequency that has been recommended by stockholders. As described in more detail in Proposal 3, because this proposal is non-binding, our board of directors may decide that it is in the best interest of our stockholders and AVEO to hold future executive compensation advisory votes more or less frequently.

Proposal 4—Approval of the Second Amended and Restated 2010 Stock Incentive Plan

To approve Proposal 4, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 4 is not considered a routine matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 4. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 4 will not be counted as votes FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. If you ABSTAIN from voting on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, such “broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 4.

Proposal 5—Approval of an Amendment to our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of our Common Stock from 200,000,000 to 250,000,000

To approve Proposal 5, stockholders holding a majority of the outstanding shares of our common stock entitled to vote must vote FOR the proposal. Proposal 5 is considered a routine matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee may vote your unvoted shares on Proposal 5. If you ABSTAIN from voting on Proposal 5, your shares will not be voted FOR or AGAINST the proposal. Because this Proposal 5 requires an affirmative vote of the outstanding shares, votes to ABSTAIN will effectively be counted as votes AGAINST the proposal.

Proposal 6—Approval of an Amendment to our Restated Certificate of Incorporation to Effect a Reverse Stock Split of our Common Stock, by a Ratio of Not Less Than 1-for-3 and Not More Than 1-for-15, Such Ratio and the Implementation and Timing of such Reverse Stock Split to be Determined in the Discretion of our Board of Directors

To approve Proposal 6, stockholders holding a majority of the outstanding shares of our common stock entitled to vote must vote FOR the proposal. Proposal 6 is considered a routine matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee may vote your shares on Proposal 6. If you ABSTAIN from voting on Proposal 6, your shares will not be voted FOR or AGAINST the proposal. Because this Proposal 6 requires an affirmative vote of the outstanding shares, votes to ABSTAIN will effectively be counted as votes AGAINST the proposal.

Proposal 7—Ratification of Appointment of Independent Registered Public Accounting Firm

To approve Proposal 7, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 7 is considered a routine matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee may vote your unvoted shares on Proposal 7. If you ABSTAIN from voting on Proposal 7, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 7.

Although stockholder approval of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Q.	How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

FOR the election of each of the five nominees to serve on our board of directors, each to serve for a one-year term expiring at our 2018 annual meeting of stockholders and until his successor is duly elected and qualified;

FOR the approval of the non-binding advisory vote on the compensation of our named executive officers;

FOR holding the executive compensation advisory vote every one year;

FOR the approval of the Second Amended and Restated 2010 Stock Incentive Plan;

FOR the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock;

FOR the approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split; and

FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Q.	Are there other matters to be voted on at the annual meeting?

A.	We do not know of any other matters that may come before the annual meeting. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?

A.	We will report the voting results in a Current Report on Form 8-K filed with the SEC within four business days following the end of our annual meeting.

Q.	What are the costs of soliciting these proxies?

A.	We will bear the cost of soliciting proxies. We have retained Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 to assist us in the solicitation of proxies for an aggregate fee of approximately $7,500, plus reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse banks, brokerage firms or other nominees holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokerage firms and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to AVEO Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142, Attention: Investor Relations, telephone: (617) 588-1960. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address and phone number.

OWNERSHIP OF OUR COMMON STOCK

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2017 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our current directors and director nominees;

•

our principal executive officer, our principal financial officer and our other executive officers named in the Summary Compensation table below, whom collectively we refer to as our named executive officers; and

•	all of our directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 110,362,946 shares of our common stock outstanding as of March 31, 2017. Except as otherwise set forth below, the address of each beneficial owner is c/o AVEO Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Common Stock Underlying Warrants Exercisable Within 60 Days	Common Stock Underlying Options Exercisable Within 60 Days		Total Securities Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of more than 5% of our voting securities
Entity affiliated with New Enterprise Associates(1)	16,362,694		10,362,694	—		26,725,388	22.1%
Directors and Named Executive Officers
Kenneth M. Bate	3,750		—	191,676		195,426	*
Anthony B. Evnin(2)	1,565,482		129,533	181,676	(3)	1,876,691	1.7%
Henri A. Termeer	385,986		259,067	176,676		821,729	*
Robert C. Young	18,958	(4)	—	171,926		190,884	*
Michael Bailey	168,848		51,813	1,110,895		1,331,556	1.2%
Keith Ehrlich	121,813		51,813	273,166		446,792	*
Michael Needle	51,813		51,813	352,999		456,625	*
All current executive officers and directors as a group (7 persons)	2,316,650		544,039	2,459,014		5,319,703	4.7%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

The shares are directly held by Growth Equity Opportunities Fund IV, LLC, or GEO IV; and indirectly held by New Enterprise Associates 15, L.P., or NEA 15, the sole member of GEO IV; NEA Partners 15, L.P., or NEA Partners 15, the sole general partner of NEA 15; NEA 15 GP, LLC, or NEA 15 GP, the sole general partner of NEA Partners 15, and the individual managers of NEA 15 GP (NEA 15, NEA Partners 15, NEA

15 GP and the individual managers of NEA 15 GP being collectively referred to as the Indirect Reporting Persons). The individual managers of NEA 15 GP are Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Josh Makower, David M. Mott, Jon Sakoda, Scott D. Sandell, Peter W. Sonsini and Ravi Viswanathan. The Indirect Reporting Persons disclaim beneficial ownership within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise of such portion of the shares held by GEO IV in which the Indirect Reporting Persons have no pecuniary interest. The address of GEO IV is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(2)

Consists of (a) 206,452 shares of common stock held by Venrock Associates, or VA, (b) 917,569 shares of common stock held by Venrock Associates III, L.P., or VA III, (c) 22,938 shares of common stock held by Venrock Entrepreneurs Fund III, L.P., or VEF III, (d) 109 shares of common stock held by VEF Management III, LLC, or VEFM III and (e) 418,414 shares of common stock held directly by Anthony Evnin. Dr. Evnin is a General Partner of VA. Venrock Management III, LLC, or VM III, is the sole General Partner of VA III. VEFM III, is the sole General Partner of VEF III. Dr. Evnin is a Member of VM III and VEFM III and is a partner of VR Management, LLC, an affiliate of VA, VA III, VEF III, VM III and VEFM III. Dr. Evnin expressly disclaims beneficial ownership over all shares held by or on behalf of VA, VA III, VEF III, VM III, VEFM III and VR Management, LLC, except to the extent of his indirect pecuniary interest therein. VM III and VEFM III expressly disclaim beneficial ownership over all shares held by VA, VA III and VEF III, except to the extent of their indirect pecuniary interest therein. The address of Venrock is 530 Fifth Avenue, 22nd Floor, New York, New York 10036.

(3)	Includes 35,000 shares of common stock issuable upon exercise of options held by Dr. Evnin on behalf and for the sole benefit of VR Management, LLC.
(4)	Consists of (a) 17,958 shares of common stock held by Dr. Young, and (b) 1,000 shares of common stock held by Dr. Young’s wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and written representations by the persons required to file these reports, we believe that, during the year ended December 31, 2016, our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

PROPOSAL 1—ELECTION OF DIRECTORS

Our board is currently comprised of five members, and our board has set the size of our board at five pursuant to our certificate of incorporation and bylaws. The persons named in the accompanying proxy will vote to elect Messrs. Bailey, Bate and Termeer and Drs. Evnin and Young as directors unless you indicate otherwise on your proxy. Each of the nominees is currently a member of our board of directors.

If they are elected, each of the nominees will hold office until our annual meeting of stockholders in 2018 and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors.

There are no family relationships between or among any of our officers or directors.

Below are the names, ages and certain other information of each of the nominees for director. Information with respect to the number of shares of common stock beneficially owned by each of these individuals, directly or indirectly, as of March 31, 2017 appears above under the heading “Ownership of Our Common Stock.”

Michael P. Bailey, age 51, has served as our President and Chief Executive Officer and as a director since January 6, 2015. Mr. Bailey joined our company in September 2010 as our Chief Commercial Officer and was named our Chief Business Officer in June 2013. Prior to joining our company, Mr. Bailey served as senior vice president, business development and chief commercial officer at Synta Pharmaceuticals Corp., a biopharmaceutical company focused on research, development and commercialization of oncology medicines, from August 2008 to September 2010. From 1999 to 2008, Mr. Bailey worked at ImClone Systems Incorporated, a biopharmaceutical company focused on the development and commercialization of treatments for cancer patients. During his nine-year tenure at ImClone, he was responsible for commercial aspects of the planning and launch of ERBITUX® (cetuximab) across multiple oncology indications, as well as new product planning for the ImClone development portfolio, which included CYRAMZA® (ramucirumab) and PORTRAZZA® (necitumumab). In addition, Mr. Bailey was a member of the strategic leadership committees for ImClone and its North American and worldwide partnerships and led its commercial organization, most recently as senior vice president of commercial operations. Prior to his role at ImClone, Mr. Bailey managed the cardiovascular development portfolio at Genentech, Inc., a biotechnology company, from 1997 to 1999. Mr. Bailey started his career in the pharmaceutical industry as part of Smith-Kline Beecham’s executive marketing development program, where he held a variety of commercial roles from 1992 to 1997, including sales, strategic planning, and product management. Mr. Bailey received a B.S. in psychology from St. Lawrence University and an M.B.A. in international marketing from the Mendoza College of Business at the University of Notre Dame. We believe Mr. Bailey’s qualifications to serve on our board of directors include his service as our chief executive officer and his significant experience in research and development for cancer and corporate strategy development, including his executive leadership roles at global pharmaceutical companies.

Kenneth M. Bate, age 66, has served as a director since December 2007. He is currently an independent consultant. Previously, Mr. Bate was the president and chief executive officer of Archemix Corp., a private biopharmaceutical company, a position he held from April 2009 through December 2011. From 2006 to April 2009, he served in various positions at NitroMed, Inc., a public pharmaceutical company, most recently as president and chief executive officer. From 2002 to 2005, Mr. Bate served as head of commercial operations and chief financial officer at Millennium Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Millennium Pharmaceuticals, Mr. Bate co-founded JSB Partners, LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. From 1990 to 1996, Mr. Bate was employed with Biogen, Inc., a public biotechnology company, first as its chief financial officer and then as head of the commercial organization responsible for launching its multiple sclerosis business. Mr. Bate currently serves on the board of Catabasis Pharmaceuticals, Inc., Vanda Pharmaceuticals Inc., Genocea Biosciences, Inc., Epizyme, Inc. and Madrigal Pharmaceuticals, Inc., each a public biopharmaceutical company. During the last five years, Mr. Bate also served as chairman of the board of Cubist Pharmaceuticals, Inc. and as a director of BioMarin Pharmaceutical Inc., each a public biopharmaceutical company. He holds a B.A. in Chemistry from Williams College and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Mr. Bate’s qualifications to serve on our board of directors include his operating, finance, commercial, transactional and senior management experience in the industry, such as his experience as chief executive officer of Archemix and NitroMed, as head of commercial operations and chief financial officer at Millennium Pharmaceuticals, and as chief financial officer and vice president of sales and marketing at Biogen, as well as his experience serving on the board of directors of other public companies in the life sciences industry, such as Cubist Pharmaceuticals and BioMarin Pharmaceutical.

Anthony B. Evnin, Ph.D., age 76, has served as a director since March 2002. He has been a Partner at Venrock, a venture capital firm, where he focuses largely on life sciences investments and, in particular, biotechnology investments, since 1975. Dr. Evnin currently serves on the boards of Infinity Pharmaceuticals, Inc. and Juno Therapeutics, Inc., both public biopharmaceutical companies, as well as Cantel Medical Corp., a public medical equipment company. He also serves on the board of Constellation Pharmaceuticals, Inc. and Bridge Medicines LLC, both private biopharmaceutical companies. During the last five years, Dr. Evnin served as a director of Altea Therapeutics Corporation, a private biopharmaceutical company, and Boston-Power, Inc., a private lithium-ion battery company. He has also served as a director of the following public biopharmaceutical companies: Acceleron Pharma, Inc., Celladon Corporation, CymaBay Therapeutics, Inc., Icagen, Inc. and Pharmos Corporation. Dr. Evnin’s previous experience was as a manager of business development at Story Chemical Corporation and a research scientist at Union Carbide Corporation. Dr. Evnin is a trustee emeritus of The Rockefeller University and of The Jackson Laboratory, trustee emeritus of Princeton University, a member of the Boards of Overseers and Managers of Memorial Sloan-Kettering Cancer Center, a director of the New York Genome Center, and a member of the board of directors of the Albert and Mary Lasker Foundation. Dr. Evnin holds a Ph.D. in Chemistry from the Massachusetts Institute of Technology and an A.B. from Princeton University. We believe Dr. Evnin’s qualifications to sit on our board of directors include his substantial experience as an investor in, and director of, biopharmaceutical companies, including Infinity Pharmaceuticals, as well as his expertise in corporate strategy at a public biopharmaceutical company.

Henri A. Termeer, age 71, has served as a director since April 2011 and has served as our lead outside director since January 2015. Prior to June 2011, Mr. Termeer had served as president and a director of Genzyme Corporation, a leading global public biotechnology company, since October 1983, as chief executive officer since 1985 and as chairman of the board since May 1988. Mr. Termeer was co-chairman of the transition committee following the acquisition of Genzyme by Sanofi in April 2011 and resigned from Genzyme in June 2011 following the completion of the initial phase of the integration plan. Mr. Termeer is also chairman emeritus of the New England Healthcare Institute, a nonprofit, applied research health policy organization that he was instrumental in founding. Mr. Termeer served as a director of Allergan from 2014 to 2015 and a director of the Pharmaceutical Research and Manufacturers of America from 1997 to 2011. Mr. Termeer is also a former chairman of the Federal Reserve Bank of Boston’s board of directors, and a current board member of ABIOMED Inc., a public medical device company; Moderna Therapeutics, a private biotechnology company; and ProQR Therapeutics, a Netherlands-based biotechnology company focused on the development of drugs to treat genetic disorders. Mr. Termeer is a board member of Massachusetts Institute of Technology Corporation and serves on its executive committee. Mr. Termeer is a director of Massachusetts General Hospital, a board member of Partners HealthCare and a member of the board of fellows of Harvard Medical School. We believe that Mr. Termeer’s senior executive experience in developing and managing Genzyme Corporation and his deep industry experience qualify him to serve as a member of our board of directors.

Robert C. Young, M.D., age 77, has served as a director since July 2009. Dr. Young is president of RCY Medicine, a consulting company focused on cancer center productivity, health care quality and health policy which he founded in July 2009. From 2007 to 2009, Dr. Young served as chancellor of Fox Chase Cancer Center and as president and chief executive officer from 1989 to 2007. Dr. Young is a past president of the American Society of Clinical Oncology (ASCO), the American Cancer Society and the International Gynecologic Cancer Society and past chairman of the board of scientific advisors of the National Cancer Institute and is past chairman of the National Comprehensive Cancer Network. Dr. Young serves as chairman of the editorial board of Oncology Times. Dr. Young served on the board of directors of West Pharmaceutical Services, Inc., a public pharmaceutical technology company, from July 2002 to May 2012, and on the board of directors of Human Genome Sciences, Inc., a biopharmaceutical company, from November 2005 to July 2012. During the last five years, Dr. Young has served as a member of the scientific advisory boards of the Kansas Cancer Center, the Indiana Cancer Center and the Ohio State Cancer Center. Dr. Young holds a B.Sc. in zoology from The Ohio State University and an M.D. from Cornell University Medical College and is board certified in Internal Medicine, Hematology and Medical Oncology. We believe that Dr. Young’s qualifications to serve on our board of directors include his substantial experience in cancer research as head of the Fox Chase Cancer Center and as chairman of the board of scientific advisors of the National Cancer Institute as well as his prior role with the National Cancer Policy Board at the Institute of Medicine, his service as a member of the board of directors at public life sciences companies West Pharmaceutical Services and Human Genome Sciences, as well as his accomplished background as a board-certified physician.

Our board of directors recommends a vote “FOR” the election of each of the director nominees.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that AVEO Pharmaceuticals is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, as well as charters for our audit committee, our compensation committee and our nominating and governance committee, and corporate governance guidelines. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.aveooncology.com, which you can access free of charge. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or NASDAQ listing standards.

Board Determination of Independence

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In February 2017, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors determined that none of Mr. Bate, Dr. Evnin, Mr. Termeer or Dr. Young, representing four of our five directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. Our board of directors also determined that Mr. Bate and Drs. Evnin and Young, who comprise our audit committee, Dr. Evnin, Mr. Bate and Mr. Termeer, who comprise our compensation committee, and Dr. Young and Mr. Termeer, who comprise our nominating and governance committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable. Our board of directors had previously determined that Raju Kucherlapati, who served on the board until May 2016, was independent. In making such determination, the board of directors considered the relationships that each such non-employee director has with our company and other facts and circumstances the board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Role of the Board

Our board of directors is responsible for establishing broad corporate policies and reviewing our overall performance. The primary responsibility of our board is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. Our board selects, evaluates and provides for the succession of executive officers and, pursuant to recommendations by our nominating and governance committee and subject to stockholder election, selects directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board also participates in decisions that have a potential major economic impact on our company. Management keeps our directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

Our board of directors has designated Mr. Termeer, an independent director within the meaning of NASDAQ rules (see “Board Determination of Independence” above), to serve as our lead outside director of the board of directors. As lead outside director, Mr. Termeer performs many of the same functions and duties as a chairman of the board. Pursuant to our Corporate Governance Guidelines, Mr. Termeer’s duties as lead outside director include the following:

•	chairing any meeting of the independent directors in executive session;

•	meeting with any director who is not adequately performing his or her duties as a member of the board or any committee;

•	facilitating communications between other members of the board and chief executive officer;

•	coordinating the agenda for each board meeting and determining the need for special meetings of the board; and

•	consulting with the chief executive officer on matters relating to corporate governance and board performance.

We do not currently have a designated chairman and do not have a policy as to whether the same person should serve as both the chief executive officer and the chairman of the board. However, we believe that the board should have the flexibility to make these determinations at any given time in a way that provides the most appropriate leadership for our company. Our board of directors has concluded that our current leadership structure is appropriate at this time. However, the board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

The Board’s Role in Risk Oversight

We face a number of risks in our business, including risks related to: clinical research and development; regulatory reviews, approvals and oversight; intellectual property filings, prosecution, maintenance and challenges; the establishment and maintenance of strategic alliances; competition; the ability to access additional funding for our business; shareholder litigation; and other risks. Our management is responsible for the day-to-day management of the risks that we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management.

Our board administers its risk oversight function directly and through its three committees. Our lead outside director meets regularly with our chief executive officer and other executive officers to discuss strategy and risks facing the company. Members of our executive management team attend at least quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and other related matters. Each quarter, the board of directors receives presentations from members of senior management on strategic matters involving our business. In addition, the audit committee periodically discusses with management our risk exposures in the areas of financial reporting, internal controls and compliance with legal and financial regulatory requirements, their potential impact on our company and the steps we take to manage them. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Board of Directors Meetings and Attendance

Our board met six times during 2016, either in person or by teleconference. During 2016, each of our directors attended at least 75% of the aggregate number of board meetings and meetings of the committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending annual meetings. All of our current directors attended the 2016 annual meeting of stockholders.

Board Committees

Our board of directors has established standing audit, compensation and nominating and governance committees, each of which operates under a written charter that has been approved by our board. The members of each committee are appointed by our board, upon recommendation of our nominating and governance committee.

Our board has determined that all of the members of each of these three standing committees satisfy the independence standards for such committees established by the SEC and the NASDAQ Listing Rules.

Audit Committee

The members of our audit committee are Kenneth Bate, Anthony Evnin and Robert Young. Mr. Bate chairs the audit committee. Our board of directors has determined that Mr. Bate is an “audit committee financial expert” as defined in applicable SEC rules. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the independent registered public accounting firm;

•	overseeing the work of the independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function, if any;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

Our audit committee met five times during 2016.

Compensation Committee

The members of our compensation committee are Kenneth Bate, Anthony Evnin and Henri Termeer. Dr. Evnin chairs the compensation committee. Our compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to our chief executive officer and our other executive officers’ compensation;

•	reviewing and making recommendations to our board with respect to the compensation of our chief executive officer;

•	reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules; and

•	preparing the annual compensation committee report required by SEC rules.

The processes and procedures followed by our compensation committee in considering and determining executive compensation are described below under the heading “Executive and Director Compensation Processes.”

Our compensation committee met three times during 2016.

Nominating and Governance Committee

The members of our nominating and governance committee are Henri Termeer and Robert Young. Dr. Young chairs the nominating and governance committee. Our nominating and governance committee’s responsibilities include:

•	identifying individuals qualified to serve as members of our board;

•	recommending to our board the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to management succession planning;

•	developing and recommending to our board corporate governance guidelines;

•	developing and recommending to our board continuing educational programs regarding corporate governance and other pertinent topics; and

•	overseeing an annual evaluation of our board.

The processes and procedures followed by our nominating and governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

Our nominating and governance committee met two times during 2016.

Director Nomination Process

Our nominating and governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board.

Criteria and Diversity

Our corporate governance guidelines specify that diversity on the board should be considered by the nominating and governance committee in the director identification and nomination process. In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our nominating and governance committee will apply criteria that include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and ability to act in the interests of all stockholders. Our nominating and governance committee also considers issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. While our nominating and governance committee does not have a formal policy with respect to diversity, our board and nominating and governance committee believe that it is essential that the board members represent diverse viewpoints. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board to promote our strategic objectives and fulfill its responsibilities to our stockholders.

The director biographies appearing above under “Proposal 1—Election of Directors” indicate each nominee’s experience, qualifications, attributes and skills that led our board to conclude that each director should serve as a member of our board. Our board believes that each of the nominees has had substantial achievement in his professional and personal pursuits, and possesses the background, talents and experience that our board desires and that will contribute to the best interests of our company and to long-term stockholder value.

Stockholder Nominations

Stockholders may recommend individuals to our nominating and governance committee for consideration as potential director candidates by submitting names of the proposed candidates, together with appropriate biographical information and background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and governance committee, c/o Karuna Rubin, Secretary, AVEO Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our bylaws to nominate director candidates directly, without any action or recommendation on the part of the committee or the board, by following the procedures set forth below under the heading “Stockholder Proposals.”

Communicating with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The lead outside director is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead outside director considers to be important for the directors to know. In general, communications relating to governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs and personal grievances.

Stockholders who wish to send communications on any topic to our board should address such communications to the board of directors, c/o Karuna Rubin, Secretary, AVEO Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

Executive Officer and Director Compensation Processes

Our compensation committee has implemented an annual performance review program for our executives, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the company as a whole and for each of our executive officers. Annual corporate goals are proposed by management and approved by our board at the beginning of each calendar year for the upcoming year. These corporate goals target the achievement of specific clinical, regulatory, corporate development and financial milestones. Annual individual goals focus on contributions that facilitate the achievement of the corporate goals. Individual goals are proposed by management and approved by our compensation committee and board of directors. Annual salary increases, annual bonuses, and annual stock options granted to our executives are tied to the achievement of these corporate and individual performance goals.

During the first calendar quarter of each year, we evaluate individual and corporate performance against the written goals for the recently completed year. This process leads to a recommendation by our chief executive officer for annual salary increases, annual stock option and restricted stock awards and bonuses, if any, for executive officers other than himself, which is then reviewed and approved by our compensation committee. Any awards under our annual cash incentive program to our chief executive officer are based solely on the achievement of our overall corporate goals.

Our compensation committee has delegated to our chief executive officer the authority to make stock option grants under our Amended and Restated 2010 Incentive Stock Plan to our employees (other than to any executive officer or any other individual our board of directors or compensation committee may specify from time to time), at exercise prices equal to the closing price of our common stock on the date of grant and subject to vesting provisions and other conditions specified by our compensation committee.

Our compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During the year ended December 31, 2016, our compensation committee retained an independent compensation consultant, Radford, an Aon Hewitt company, to assist the compensation committee in developing our executive compensation programs for 2016 and 2017.

Report of the Audit Committee

Our audit committee has reviewed our audited financial statements for the year ended December 31, 2016 and discussed them with our management and our independent registered public accounting firm, Ernst &Young LLP.

Our audit committee has also received from, and discussed with, Ernst &Young LLP various communications that Ernst &Young LLP is required to provide to our audit committee, including the matters required to be discussed by generally accepted auditing standards (including Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees).

In addition, Ernst & Young LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that our financial statements audited by Ernst & Young LLP be included in our Annual Report on Form 10-K for the year ended December 31, 2016.

By the audit committee of the board of directors of AVEO Pharmaceuticals, Inc.

Kenneth Bate, Chair

Anthony Evnin

Robert Young

Principal Accountant Fees and Services

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two years.

Fee Category	2016	2015
Audit Fees(1)	$619,000	$705,457
Tax Fees(2)	23,000	25,000
All Other Fees	—	—
Total Fees	$642,000	$730,457

(1)	“Audit Fees” consist of fees for the integrated audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with regulatory filings or engagements.
(2)	“Tax Fees” consist of fees for tax advice and tax services primarily related to: (i) miscellaneous federal and state tax consulting, (ii) international tax consulting and (iii) tax compliance with domestic and foreign tax returns.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Audit Committee Pre-Approval Policies and Procedures” described below.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their respective immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our corporate counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unaffiliated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with the best interests of the company. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the entity receiving payment under the transaction; or

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Related Person Transactions

On May 13, 2016, we completed a private placement in which we sold 17,642,482 units, consisting of one share of our common stock and a warrant to purchase one share of our common stock, pursuant to a securities purchase agreement entered into with a select group of qualified institutional buyers, institutional accredited investors and accredited investors at a price of $0.965 per unit, with total gross proceeds to us of approximately $17,025,000. Anthony Evnin and Henri Termeer, members of our board of directors, participated in the sale of the units. Mr. Termeer purchased 259,067 units at a total cost of $249,999.66, and Dr. Evnin purchased 129,533 units at a total cost of $124,999.35. In accordance with our related person transaction policy, their participation in the sale of the units was approved by the audit committee in May of 2016.

On March 31, 2017, we completed a public offering of 34,500,000 shares of our common stock, including the exercise in full by the underwriter of its option to purchase 4,500,000 shares at the public offering price of $0.50 per share, with total gross proceeds to us of $17,250,000. Anthony Evnin, a member of our board of directors, and an entity affiliated with New Enterprise Associates, one of our 5% stockholders, participated in the public offering. Dr. Evnin purchased 250,000 shares at a total cost of $125,000. The affiliate of New Enterprise Associates purchased 6,000,000 shares at a total cost of $3,000,000. In accordance with our related person transaction policy, their participation in the underwritten public offering was approved by the audit committee in connection with the offering.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Our approach to executive compensation is guided by the following principles:

•	holding our executive officers accountable for results over the long term and maintaining integrity in all of the business dealings of our executive officers;

•	rewarding our executive officers for consistently strong execution; and

•	establishing a clear connection between rewards and performance.

These principles underlie our compensation program and, indeed, our entire culture. We seek to achieve financial strength by, among other things, linking compensation to performance goals, by using equity as a key component of compensation, and by continually reviewing and monitoring our compensation program.

Executive Summary

We are a biopharmaceutical company dedicated to advancing a broad portfolio of targeted therapeutics for oncology and other areas of unmet medical need. We are focused on developing our lead candidate tivozanib in North America as a treatment for renal cell carcinoma, or RCC. In addition, we have entered into partnerships to fund the further development and commercialization of our pipeline, including AV-380, AV-203, ficlatuzumab, and tivozanib for oncology in Europe and other territories outside North America. We are currently seeking a partner to develop our AV-353 platform, a preclinical asset. The life science industry is often characterized by long product lifecycles and complex development challenges. The clinical, regulatory and commercial development process takes multiple years for each drug. Accordingly, we need to ensure that our executive officers and employees are focused on executing on a long-term strategy.

In January 2015, our board elected to implement a restructuring, eliminating the research function of the company and related general administrative positions, to lower expenses. In order to move AVEO forward, the compensation committee recognized the critical need to attract and retain exceptional talent. As part of the January 2015 restructuring, the board appointed Mr. Bailey as chief executive officer and president. We also hired Michael Needle, MD as our chief medical officer in January 2015, and we hired Keith Ehrlich as our chief financial officer in April 2015. The compensation committee considered the continuing impact of the January 2015 restructuring, the need to retain key executives and our low stock price when making compensation decisions for 2016. The compensation committee took steps to retain our key employees in ways that we believe were both meaningful to the employees, as well as aligned with the interests of our stockholders, including providing our executive officers with annual cash incentive bonuses and equity awards, as further described below.

Following the restructuring in January 2015 and throughout 2016, our new management team has focused on the implementation of a new corporate strategy aimed at increasing shareholder value. With the goal of obtaining additional funding while retaining significant North American rights to develop and commercialize our three oncology-focused clinical programs, we have entered into several partnerships that granted rights to our pre-clinical and clinical stage assets in geographies and disease areas outside of our strategic focus. We have used the proceeds from such partnerships, along with the proceeds of equity and debt financings completed in 2015-2017, to fund the clinical development of tivozanib and to advance our other programs. The following summarizes the advancement made in 2015, 2016 and 2017 to date toward the implementation of the new strategy for the company.

•

Tivozanib. Our pipeline includes our lead candidate tivozanib, a vascular endothelial growth factor tyrosine kinase inhibitor. From 2009-2012 we conducted the TIVO-1 trial, our first global phase 3 trial of tivozanib, in the first-line treatment of RCC. In June 2013, the U.S. Food and Drug Administration, or FDA, informed us that it would not approve tivozanib for the treatment of advanced RCC based solely on the data from this trial, and recommended that we perform an additional clinical trial to address the FDA’s concerns.

In 2015, our new management team developed, and reviewed with the FDA, a trial design for a second phase 3 clinical trial of tivozanib, which we refer to as the TIVO-3 trial. The TIVO-3 trial was designed to address the FDA’s concerns from the TIVO-1 trial and to support a request for regulatory approval of tivozanib in the United States as a third-line treatment and as a first-line treatment for RCC. In May 2016, we initiated enrollment in the TIVO-3 trial, which passed an initial safety data assessment in February 2017 and is ongoing.

In 2016, we initiated the TiNivo trial, a phase 1/2 clinical trial of tivozanib in combination with Opdivo® (nivolumab), an immune checkpoint (PD-1) inhibitor, for the treatment of RCC. In March 2017, we began enrolling patients in the TiNivo trial. Bristol-Myers Squibb is supplying nivolumab for the TiNivo trial, and we are the trial sponsor.

In December 2015, we licensed the rights to tivozanib in Europe and certain other territories outside of North America to EUSA Pharma (UK) Limited, or EUSA Pharma. In February 2016, with our support and assistance, EUSA Pharma submitted a Marketing Authorization Application, or MAA, to the European Medicines Agency for tivozanib as a first line treatment for RCC based on our existing dataset. We have continued to provide support to EUSA Pharma throughout the MAA review, which is ongoing.

•

Ficlatuzumab. Ficlatuzumab is a potent hepatocyte growth factor inhibitory antibody. In April 2014, we and Biodesix, Inc., or Biodesix, entered into an agreement to develop and commercialize ficlatuzumab worldwide. We and Biodesix are currently funding an investigator-initiated clinical trial of ficlatuzumab in combination with ERBITUX® (cetuximab) in squamous cell carcinoma of the head and neck. We and Biodesix are also funding an investigator-initiated clinical trial of ficlatuzumab in combination with Cytosar (cytarabine) in acute myeloid leukemia.

•

AV-203. In March 2016, we licensed the worldwide rights outside of North America to develop, manufacture and commercialize AV-203, our clinical-stage ErbB3 (HER3) inhibitory antibody candidate, to CANbridge Life Sciences Ltd., or CANbridge. In March 2017, we received a milestone payment from CANbridge relating to its progress in developing an antibody manufacturing process for AV-203 that would be suitable for commercialization. Under our agreement with CANbridge, we retained development rights for AV-203 in North America.

•

AV-380. In August 2015, we licensed the worldwide rights to develop, manufacture and commercialize AV-380, our potent, humanized inhibitory antibody targeting growth differentiation factor 15 (GDF15), to Novartis International Pharmaceuticals Ltd. for the potential treatment or prevention of cachexia, a serious and common complication of advanced cancer and a number of chronic diseases including, but not limited to, chronic kidney disease, congestive heart failure and chronic obstructive pulmonary disease. Novartis is responsible for all further activities and costs to develop and commercialize AV-380.

•

AV-353 Platform. The AV-353 platform includes a number of potent inhibitory antibody candidates specific to Notch 3. In 2016, a pre-clinical research study that we funded in pulmonary arterial hypertension, or PAH, conducted at the University of California at San Diego was concluded. The data was presented in a poster at the November 2016 American Heart Association meeting, and a manuscript of the results is being prepared for submission to a peer-reviewed journal. We are currently seeking a partner to develop the AV-353 platform worldwide for the potential treatment of PAH.

In 2017, we are focused on continuing to execute the corporate strategy initiated in 2015 and significantly advanced in 2016. We are working toward completing enrollment in our phase 3 TIVO-3 trial and phase 1/2 TiNivo PD-1 combination trial for tivozanib, supporting EUSA Pharma in its marketing application in Europe and supporting our other licensees and collaborators in their pre-clinical, clinical and regulatory development of AV-203, AV-380, AV-353 and ficlatuzumab. In setting compensation for 2017, the compensation committee focused on ensuring that compensation was in line with our peers in order to retain our management team and motivate them to continue to advance our pipeline.

At our 2016 annual meeting, we conducted an advisory vote on executive compensation. Approximately 97% of the votes cast were voted “FOR” approval of our executive compensation program as described and disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion in our 2016 proxy statement. The compensation committee considered the results of this advisory vote, together with the other factors and data discussed in this proxy statement, in determining executive compensation decisions and policies, and believes the result affirms stockholders’ support of the company’s approach to and structure of executive compensation. The compensation committee will continue to consider the outcome of the company’s say-on-pay votes when making future compensation decisions for our named executive officers.

Our Compensation Program Emphasizes Performance

We believe that the compensation of our named executive officers for 2016 was well-aligned with our executive compensation objectives and with our performance for the following reasons:

•

We provide cash bonuses that are 100% dependent upon the company’s and individual’s performance goals. The cash bonus portion of our named executive officer’s compensation is not guaranteed and is totally at risk. We ensure that the performance goals underlying the cash bonuses are aggressive, aligned with stockholder’s interest and results driven. Therefore, if AVEO or an individual does not perform at a level of excellence, the cash bonus can be, and has been on occasion, zero.

•

We deliver a significant portion of our named executive officer target total direct compensation in the form of long-term incentive equity awards. Over the past several years, a portion of the total target value of the three primary elements of named executive officer compensation—base salaries, annual cash incentive awards and equity awards—was delivered in the form of long-term equity awards. The amounts disclosed in the executive compensation tables in this proxy statement generally reflect the grant-date fair value of stock option awards, but the actual economic value of stock option awards depends directly on the performance of our stock price over the period during which the awards vest and the period during which stock options may be exercised. Therefore, if stockholder value decreases over time, so does the value of the stock compensation. Our executive officers will only realize value when our stock price, and consequently stockholder value, increases.

•

We aim to attract and retain exceptional executives in an extremely competitive market. In making its recommendation and decisions, the compensation committee reviewed market and peer data, which includes competitive information relating to the mix and levels of compensation for executives in the life science industry. The compensation committee also considers the need to retain key executives and reward those executives who continued to perform at a high level through 2016.

Overview of our Executive Compensation

The following section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table for the Years Ended December 31, 2016, 2015 and 2014”, which we refer to as our “named executive officers”, and the most important factors relevant to an analysis of these policies and decisions.

Under applicable SEC rules, our named executive officers for 2016 were:

•	Michael Bailey, our president and chief executive officer;

•	Keith Ehrlich, our chief financial officer; and

•	Michael Needle, our chief medical officer.

Our compensation committee is responsible for establishing and administering our policies governing the compensation for our named executive officers, including salaries, cash incentives and equity incentive compensation. Our compensation committee consists of three non-employee independent directors of our board, all of whom have extensive experience in our industry. Our compensation committee considers the recommendations of our chief executive officer when determining the appropriate mix of compensation for each of our executive officers, including our named executive officers. Our chief executive officer, however, does not provide input on his own compensation. Although our compensation committee is empowered to approve the salaries, cash incentives and equity incentive compensation of certain of our named executive officers, (i) the members of our board of directors approve the salary, cash incentive and equity incentive compensation of our chief executive officer, based on the recommendation of the compensation committee, and (ii) the compensation committee typically requests that the members of our board of directors approve the salaries, cash incentives and equity incentive compensation of all of our other named executive officers based on the compensation committee’s recommendation.

We believe that the compensation of our named executive officers should be designed to focus executive behavior on the achievement of near-term corporate goals as well as long-term business objectives and strategies. We place significant emphasis on pay-for-performance compensation programs, which reward our executives when we achieve certain specific regulatory, clinical, corporate development and financial milestones, thereby creating stockholder value. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad-based benefits program to create a competitive compensation package for our executive officers.

Objectives of our Executive Compensation Program

Our compensation committee has designed our overall executive compensation program to achieve the following objectives:

•	attempt to attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•

provide a competitive compensation package that aligns the interests of our named executive officers and stockholders by including a significant variable component which is weighted heavily toward performance-based rewards;

•	ensure fairness among executive officers by recognizing the contributions each executive makes to our success; and

•	foster a shared commitment among executives by aligning their individual goals with our corporate goals and the creation of stockholder value.

Basis for Compensation Policies and Decisions

We use a mix of short-term compensation, consisting of base salaries and cash incentive awards, and long-term compensation, consisting of equity incentive compensation, to provide a total compensation structure that is designed to achieve our objectives.

In arriving at the amount and types of initial compensation for each of our named executive officers, we consider the following factors:

•

the individual’s particular background and circumstances, including prior relevant work experience and compensation paid prior to joining us and the uniqueness of the individual’s skills within the industry;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review (as further discussed below);

•	the demand for people with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the individual’s position;

•	comparison to other executives within our company having similar levels of expertise and experience; and

•	recommendations from our independent compensation consultant.

We reassess annually the compensation of our named executive officers and determine whether any adjustments should be made. In determining whether to adjust the compensation of any of our named executive officers, we generally take into account the following factors:

•	formal market data regarding base salary, cash incentives and equity compensation from a leading life science compensation survey of comparable biopharmaceutical and biotechnology companies;

•	the roles and responsibilities of our executives, including any increases or decreases in responsibilities; and

•	the contributions and performance of each named executive officer.

In making certain compensation decisions during 2016 and for 2017, the compensation committee also considered our recent restructurings, the need to retain key executives and our low stock price.

Our compensation committee retained an independent compensation consultant, Radford, an Aon Hewitt company, or Radford, to assist the compensation committee in developing our overall executive compensation programs for 2016 and 2017.

To assist in determining executive compensation in 2016, Radford and the compensation committee reviewed competitive market data from the 2015 Radford Global Life Sciences Survey of public biopharmaceutical companies with less than 200 employees and with a market value below $500 million, which we refer to as the 2015 Radford Global Life Sciences Survey. The survey included data from companies in the life sciences industry which the compensation committee believes are generally comparable to our company and against which the compensation committee believes we compete for executive talent. In 2017, Radford and the compensation committee reviewed competitive market data from the 2016 Radford Global Life Sciences Survey of public biopharmaceutical companies with less than 200 employees and a market value below $500 million, which we refer to as the 2016 Radford Global Life Sciences Survey.

Our compensation committee has concluded that our executive compensation program is effectively designed in light of our objectives and continues to be aligned with the interests of our stockholders and therefore determined not to make significant changes to the structure of our executive compensation program in 2017.

In 2017, we are focused on continuing to execute the new corporate strategy defined in 2015, and significantly advanced in 2016, for clinical and regulatory development of our pipeline. In setting compensation for 2017, the compensation committee focused on ensuring that compensation was in line with our peers in order to retain and motivate our management team.

The Chief Executive Officer’s Role in the Compensation Process

The compensation committee has historically used, in addition to its own judgment and experience, and the resources and tools described above, the recommendations of our chief executive officer as to the performance of each executive and as to the amount and type of compensation for such executive. Mr. Bailey, our chief executive officer, did not participate in the determination of his compensation for 2016 or 2017.

Risk Considerations in our Compensation Program

Our compensation committee has discussed the concept of risk as it relates to our executive compensation program and our compensation committee does not believe our executive compensation program encourages excessive or inappropriate risk taking. As described more fully below in “Executive Compensation Components,” we structure our pay to consist of both fixed and variable compensation to motivate our executives to produce superior short- and long-term results that are in our best interests and the best interests of our stockholders and that have the greatest potential to increase stockholder value. We have reviewed our compensation policies and programs with our compensation and audit committees and have concluded that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on our company or business.

Executive Compensation Components

Our executive compensation program is primarily comprised of:

•	base salary;

•	annual cash incentive compensation; and

•	equity compensation.

Our compensation committee has not adopted a formal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee, after reviewing information provided by our compensation consultant, determines what it believes to be the appropriate and competitive level and mix of the various compensation components.

We generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance. While we believe that the annual incentive cash component of our compensation package encourages our executives to focus on our near-term performance, generally performance over a one-year period, we rely upon equity-based awards to encourage our executives to focus on our longer-term performance. In addition, we provide our executives with benefits that are available to all of our salaried employees, including medical, dental, group life and accidental death, dismemberment and long- and short-term disability insurance, and matching contributions in our 401(k) plan.

Base Salary. Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies. When establishing base salaries for 2016 and 2017, the independent members of our board of directors, upon the recommendation of our compensation committee, considered the overall economic environment, the degree to which the company achieved its business goals and objectives, the need to attract, motivate and retain key executives, and each individual’s performance. In addition, with respect to the base salaries of our named executive officers in 2016 and 2017, other than Mr. Bailey, our compensation committee considered the recommendations of Mr. Bailey in determining appropriate base salary levels.

2016 Base Salaries

In January 2016, the independent members of our board of directors, on the recommendation of the compensation committee, decided to increase the base salary of each of our named executive officers for 2016 as set forth in the table below. Our compensation committee made its recommendation based on its review of the substantial progress of the company and the contributions of each executive officer following the restructuring in 2015, as well as its analysis of executive officer pay from the 2015 Radford Global Life Sciences Survey. Given the strong performance of the executive team in 2015, salary increases for 2016 were made to keep pace with the 50th percentile of comparable companies in the 2015 Radford Global Life Sciences Survey, as recommended by Radford, in order to keep the company competitive with its peers in executive compensation. The 2016 base salaries for our named executive officers were as follows:

Name	2016 Annual Base Salary ($)	Percentage Increase in Base Salary From 2015 Base Salary (%)
Michael Bailey	444,125	4.5%
Keith Ehrlich	313,500	4.5%
Michael Needle	407,550	4.5%

2017 Base Salaries

In February 2017, the independent members of our board of directors, on the recommendation of the compensation committee, decided to increase the base salary of each of our named executive officers for 2017 as set forth in the table below. Our compensation committee made its recommendation based on the continued progress of the company and substantial achievements of the executive officers in 2016, as well as its analysis of executive officer pay from the 2016 Radford Global Life Sciences Survey. Given the continued strong performance of the executive team in 2016, salary increases for 2017 were made to keep pace with the 50th percentile of comparable companies in the 2016 Radford Global Life Sciences Survey, as recommended by

Radford, in order to keep the company competitive with its peers in executive compensation. The 2017 base salaries for our named executive officers are as follows:

Name	2017 Annual Base Salary ($)	Percentage Increase in Base Salary From 2016 Base Salary (%)
Michael Bailey	479,655	8.0%
Keith Ehrlich	324,473	3.5%
Michael Needle	421,814	3.5%

Annual Cash Incentive Program. We have designed our annual cash incentive program to reward our named executive officers upon the achievement of specified annual corporate and individual goals which are approved in advance by our compensation committee and board of directors. Our cash incentive program emphasizes pay-for-performance and is intended to closely align executive compensation with achievement of specified operating results as the cash incentive amount is calculated on the basis of the percentage of corporate goals achieved. The compensation committee communicates the cash incentive award criteria to the named executive officers at the beginning of each fiscal year. The performance goals established by the compensation committee are based on the business strategy of the company and the objective of building stockholder value. There are three steps for determining whether, and the extent to which, an annual cash incentive award is payable to a named executive officer. First, at the beginning of the fiscal year, the compensation committee determines the target annual cash incentive award for the named executive officer based on a percentage of the officer’s annual base salary for that year. Second, at the beginning of the fiscal year, the compensation committee establishes the specific performance goals that must be met in order for the officer to receive the award and the related weighting of each goal. Third, shortly after the end of the fiscal year, the compensation committee determines the extent to which these performance goals were met and the amount of the award. The independent members of the board of directors consider, and if they deem appropriate, approve, the recommendation of the compensation committee with respect to each of these steps.

2016 Cash Incentive Program

For 2016, the corporate goals, which accounted for 80% of the cash incentive for each of our named executive officers (other than our chief executive officer, for which they accounted for 100% of the cash incentive), the weighting of each goal, and the compensation committee’s quantitative assessment of the degree to which each goal was actually achieved, were as follows:

2016 Corporate Goals	Target Score (%)	Actual Score (%)

Financial • Achievement of financial goals to fund phase 3 RCC and PD-1 combination studies through 2017	35%	30	%(1)

Tivozanib • Advance the Marketing Authorization Application (“MAA”) filing in the EU • Initiate third-line RCC phase 3 study and meet end-of-year enrollment goals • Initiate and enroll phase 1 portion of PD-1 combination study	50%	45	%(2)

Ficlatuzumab • Meet end-of-year enrollment goals for the FOCAL trial	5%	0	%(3)

Business Development/Alliance Management • Finalize AV-203 partnership	5%	5	%(4)

Corporate • Successfully manage litigation and SEC settlement	5%	5	%(5)

Total	100%	85%

(1)	In May 2016, we raised approximately $17 million in gross proceeds in a private placement. While this financing was anticipated to extend our cash runway into the fourth quarter of 2017, the amount raised fell slightly short of the amount required to achieve the goal to extend the runway through the end of 2017. Accordingly, the compensation committee concluded that this goal was not fully achieved.
(2)	In February 2016, with our support and assistance, our licensee EUSA Pharma submitted an MAA for tivozanib as a first line treatment for renal cell carcinoma. The application progressed in the EMA process throughout 2016 and is currently under review. In 2016, we also initiated our TIVO-3 study, and we substantially exceeded our 2016 enrollment goals for the trial. While we completed start up and initiation of our TiNivo trial in 2016 as planned, the initiation of enrollment was substantially delayed due to a backlog at the regulatory authority in France for reviewing all phase 1 studies. This delay in TiNivo enrollment, as well as our inability to identify a viable companion diagnostic for tivozanib for the treatment of colorectal cancer, led the compensation committee to conclude that this goal was not fully achieved.
(3)	In September 2016, the FOCAL trial was discontinued. Accordingly, the compensation committee concluded that this goal was not achieved.
(4)	In March 2016, we licensed the worldwide rights outside of North America to develop, manufacture and commercialize AV-203 to CANbridge.
(5)	In March 2016, we completed a settlement with the SEC. In 2016, we also finalized the terms of a settlement of our outstanding shareholder derivative litigation and secured preliminary court approval of the settlement, which was followed by final court approval in March 2017.

For 2016, the individual goals for each of our named executive officers (other than our chief executive officer) accounted for 20% of their performance incentive. The cash incentive payment for our chief executive officer is based solely on the achievement of our overall corporate goals described above. The individual goals for our other named executive officers are primarily related to the corporate goals for which they are most responsible and, to a lesser extent, individual development goals or department specific goals, subject to discretionary adjustments that our compensation committee deems appropriate. Our chief executive officer makes recommendations to the compensation committee as to the degree to which those named executive officers have satisfied their individual goals.

For 2016, Mr. Ehrlich’s goals related to leading the financial, IT and facilities groups in supporting the achievement of our corporate goals; assuring corporate financial compliance and reporting; managing our financial resources; leading financing efforts and otherwise achieving financial goals; and optimizing analyst relations.

For 2016, Dr. Needle’s goals related to leading the clinical organization in supporting the achievement of our corporate goals; acting as our clinical representative in interactions with investors, key opinion leaders, cooperative groups and partners to advance tivozanib development; achieving enrollment goals for our TIVO-3 phase 3 study and TiNivo PD-1 combination study; and completing FOCAL study enrollment.

Our compensation committee has the authority to make discretionary adjustments to our annual cash incentive program, including the ability to make additional awards based on our named executive officers’ performance and to modify the corporate and individual performance targets and the level of awards that our named executive officers receive in conjunction with their performance against the targets. The compensation committee did not make any such adjustments for 2016.

For each named executive officer, the following table sets forth such named executive officer’s target incentive payment for 2016, the cash incentive award actually paid and the cash incentive award paid as a percentage of the target award.

Name	2016 Target Annual Cash Incentive Award ($)	Cash Incentive Award Paid for 2016 ($)	Cash Incentive Award as a Percentage of Target Cash Incentive Award (%)
Michael Bailey	$222,063	$188,753	85%
Keith Ehrlich	$125,400	$109,850	88%
Michael Needle	$163,020	$141,827	87%

2017 Cash Incentive Program

In February 2017, the compensation committee established a target cash incentive payment for each of our named executive officers based on a percentage of their 2017 annual base salary as set forth below. These target cash incentive payments were based on the target cash incentive comparables for similar executives in the 2016 Radford Global Life Sciences Survey.

Name	2017 Annual Base Salary ($)	Target Percentage of 2017 Annual Base Salary (%)	2017 Target Annual Cash Incentive Award ($)
Michael Bailey	$479,655	55%	$263,810
Keith Ehrlich	$324,473	40%	$129,789
Michael Needle	$421,814	40%	$168,726

In February 2017, our board of directors, upon the recommendation of our compensation committee, established the following corporate goals under the annual cash incentive award program for the year ending December 31, 2017, as set forth below:

2017 Corporate Goals	Percentage of Annual Cash Incentive Award Attributable to Corporate Goals
Financial • Secure funding that extends the cash runway into the second quarter of 2018	30%

Tivozanib • Support EUSA in its MAA progress and potential launch preparation activities; achieve EU approval for tivozanib • Complete enrollment of the TIVO-3 trial on a timeline that would be expected to enable top line progression free survival data by the first quarter of 2018 • Successfully complete phase 1 portion of the TiNivo combination trial; enroll phase 2 portion of the trial	45%

Ficlatuzumab • Identify and fund additional clinical development opportunities	5%

Business Development / Alliance Management • Finalize a partnership for our AV-353 platform • Achieve a milestone in either the AV-203 or AV-380 partnerships	15%

Corporate • Successfully manage class action litigation	5%

Total	100%

The corporate goals will account for 80% of the annual cash incentive opportunity for our executive officers (other than our chief executive officer). The cash incentive payment for our chief executive officer will be based solely on the achievement of our overall corporate goals described above. In addition to the overall corporate goals described above, the performance of each executive officer will be measured against the achievement of certain individual goals. For 2017, the individual goals for each of our named executive officers (other than our chief executive officer), will account for 20% of such executive officer’s annual cash incentive opportunity. Our compensation committee has the authority to make discretionary adjustments to our annual cash incentive program, including the ability to make additional awards based on our named executive officers’ performance and to modify the corporate and individual performance targets and the level of awards that our named executive officers receive in conjunction with their performance against the targets. The compensation committee did not make any such adjustments for 2016.

For 2017, Mr. Ehrlich’s goals relate to leading the financial, IT and facilities groups in supporting the achievement of our corporate goals; assuring corporate financial compliance and reporting; managing our financial resources; achieving financing goals; and optimizing analyst relations.

For 2017, Dr. Needle’s goals relate to leading the clinical organization in supporting the achievement of our corporate goals; acting as our clinical representative in interactions with investors, key opinion leaders, cooperative groups and partners to advance tivozanib development; achieving enrollment goals for our TIVO-3 phase 3 study and TiNivo phase 1/2 PD-1 combination study and advancing development of ficlatuzumab.

Equity Compensation.

We use stock options, including performance based options, as well as other equity-based compensation to attract, retain, motivate and reward our named executive officers. Through our equity-based grants, we seek to align the interests of our named executive officers with our stockholders, reward and motivate both near-term and long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation, the allocation of equity and relative weighting of these awards within total executive compensation have been based on market practices of similarly-situated companies.

We grant equity incentive awards to our employees, including our named executive officers, upon the commencement of their employment and, generally, on an annual basis, as part of our overall compensation program. Historically, all grants of awards to our named executive officers have been made by our board of directors at regularly scheduled meetings during the year upon the recommendation of our compensation committee. The exercise or purchase price of each award is equal to the fair market value of the award on the date of grant, which is the date of the board meeting approving such grant. The following factors are considered in determining the amount of equity incentive awards, if any, to be granted to our named executive officers:

•	the number of shares subject to, and exercise prices (when applicable) of, outstanding awards, both exercisable, or vested, and unexercisable, or unvested, held by our executives;

•	the vesting schedule of the unvested awards held by our executives; and

•	the amount and percentage of total equity on a diluted basis held by our executives.

All historical stock option grants prior to our initial public offering were made at exercise prices that our board of directors determined to equal the fair market value of our shares of common stock on the respective grant dates.

2016 Equity Compensation Awards

In January 2016, as part of the annual individual performance evaluations of our named executive officers, our board of directors, upon the recommendation of our compensation committee, granted to our named executive officers options to purchase shares of our common stock as set forth in the table below. The stock option awards to our named executive officers were granted with a term of 10 years and an exercise price of $1.08 per share, which was the closing price of our common stock on the date of grant. The options vest in equal monthly installments over four years, subject to continued employment with our company. Our compensation committee made its recommendation based on its analysis, with input from our consultant, Radford, of the executive officer equity compensation practices in the 2015 Radford Global Life Sciences Survey and recommended awards that approximated the 50th percentile of executive equity incentive compensation at those companies.

Name	Total Number of Shares of Common Stock Underlying Time-Based Options Granted in 2016
Michael Bailey	460,000
Keith Ehrlich	149,500
Michael Needle	184,000

2017 Equity Compensation Awards

Time-Based Option Grants

In February 2017, our board of directors, upon the recommendation of our compensation committee, granted to our named executive officers options to purchase shares of our common stock as set forth in the table below. The stock option awards to our named executive officers were granted with a term of 10 years and an exercise price of $0.60 per share, which was the closing price of our common stock on the date of grant. The options vest in equal monthly installments over four years, subject to continued employment with our company. Our compensation committee made its recommendation based on its analysis, with input from our consultant, Radford, of the executive officer equity compensation practices in the 2016 Radford Global Life Sciences Survey and recommended awards that approximated the 50th percentile of executive equity incentive compensation at those companies.

Name	Total Number of Shares of Common Stock Underlying Time-Based Options Granted in 2017
Michael Bailey	565,000
Keith Ehrlich	170,000
Michael Needle	210,000

Performance-Based Option Grants

In February 2017, our board of directors, upon the recommendation of our compensation committee with input from Radford, also granted to our named executive officers performance-based options to purchase shares of our common stock as set forth in the table below. The performance-based option awards to our named executive officers were granted with a term of 10 years and an exercise price of $0.60 per share, which was the closing price of our common stock on the date of grant. The performance-based options commence vesting upon the Company’s achievement of the following enumerated goals relating to the TIVO-3 and TiNivo studies:

1.	Enrollment Milestone – If, at the determination of the compensation committee in its sole discretion, we have completed enrollment of the TIVO-3 phase 3 clinical trial on or before June 30, 2017, one-third of the total number of shares underlying each option shall vest as follows: (a) one-sixth of the total number of shares shall vest on February 8, 2018; and (b) one-sixth of the total number of shares shall vest on February 8, 2019.

2.	Data Milestone – If, at the determination of the compensation committee in its sole discretion, we have received data from the phase 1 portion of the phase 1/2 TiNivo clinical trial sufficient to proceed to the phase 2 portion of the clinical trial on or before December 31, 2017, one-third of the total number of shares underlying each option shall vest as follows: (a) one-sixth of the total number of shares shall vest on February 8, 2018; and (b) one-sixth of the total number of shares shall vest on February 8, 2019.

3.	Regulatory Milestone – If, at the determination of the compensation committee in its sole discretion we have filed a new drug application with the U.S. Food and Drug Administration for tivozanib (i) no more than sixth months after topline data of the TIVO-3 phase 3 clinical trial has become available and (ii) no later than February 7, 2019, one-third of the total number of shares underlying each option shall vest on February 8, 2019.

If any of the milestones is not met on or before the applicable date set forth above, which is referred to, in each case, as the outside vesting date, then the one-third portion of each option grant tied to such milestone irrevocably expires as of such outside vesting date. Vesting for any performance-based option described above is contingent upon the option grantee’s continued service to the Company as of the applicable vesting date. To the extent that any portion of a performance-based option vests as a result of achievement of the milestones and satisfaction of the service requirement, such portion shall expire on the earlier of (i) one day prior to the ten-year anniversary of the grant date and (ii) the three-month anniversary of the termination of the optionholder’s service with the Company (one-year anniversary in the case of the death or disability of the optionholder).

Name	Total Number of Shares of Common Stock Underlying Performance- Based Options Granted in 2017
Michael Bailey	283,000
Keith Ehrlich	85,000
Michael Needle	105,000

Vesting of options and restricted stock granted to our named executive officers fully accelerates if such officer is terminated without “cause” within 18 months following a change in control of us. Vesting and exercise rights, if applicable, cease shortly after termination of employment except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalent payments.

Our insider trading policy, which applies to all of our employees and directors, prohibits (i) pledging of our securities, including purchasing our securities on margin, margin accounts and pledges as collateral for a loan and (ii) hedging of our securities, including shorts sales of our securities and purchases or sales of puts, calls and other derivative securities. We do not have any equity ownership guidelines for our executive officers.

Other Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees. Under our 401(k) plan, we match 50% on every dollar contributed by an employee up to a maximum of 5% of the employee’s salary. The match vests at 25% per year over four years. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers. Our compensation committee may, in its discretion, revise, amend or add to the benefits and perquisites made available to our named executive officers if it deems it advisable to do so.

Severance and Change in Control Benefits

Our named executive officers (other than Mr. Ehrlich) are entitled to receive severance benefits in connection with a termination of their employment not in connection with a change in control. Additionally, pursuant to our Key Employee Change in Control Severance Benefit Plan, certain of our key employees, including our named executive officers, are entitled to severance payments if we terminate their employment without cause or if they leave their employment with us for good reason (as such terms are defined in the Key Employee Change in Control Severance Benefit Plan) within 18 months of a change in control of us. Further, if we terminate a named executive officer’s employment without cause or such named executive officer leaves his employment with us for good reason within 18 months of a change in control of us, all options held by such named executive officer will become immediately exercisable in full and all restricted stock held by such named executive officer will vest in full. Please refer to “Employment Agreements and Severance Arrangements” for a more detailed discussion of these benefits. We have also provided more information about these benefits, along with estimates of their value under various circumstances, under “—Potential Payments and Benefits Upon Termination and a Change in Control” below.

We believe providing these benefits helps us compete for executive talent. After reviewing the practices of comparable companies, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives by such companies.

Our practice in the case of change in control benefits has been to structure these as “double trigger” benefits. This means that the change in control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after the change in control. We believe a “double trigger” benefit maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change in control, while still providing executives with appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their jobs but which may be beneficial to stockholders.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our three other officers (other than our chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We have a history of operating losses and expect to continue to incur operating losses for the foreseeable future. These net operating loss carryforwards would have the effect of offsetting certain future taxable gains, and as such, we generally do not consider the tax implications of our executive compensation programs to be meaningful to our operating or financial results. Accordingly, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

We account for equity compensation paid to our employees in accordance with Accounting Standards Codification, or ASC, 718, which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based upon an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is incurred.

Summary Compensation Table for the Years Ended December 31, 2016, 2015 and 2014

The following table sets forth information for the years ended December 31, 2016, 2015 and 2014 regarding compensation awarded to, earned by or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)		Total ($)
Michael Bailey, Chief Executive Officer	2016 2015 2014	$ $ $	444,125 425,000 361,611	$ $	— 85,000 142,538	$ $ $	329,774 521,500 279,560	$ $ $	188,753 180,625 81,001	$ $ $	68,433 68,730 7,759	$ $ $	1,031,085 1,280,855 872,469

Keith Ehrlich, Chief Financial Officer	2016 2015	$ $	313,500 208,381	$ $	25,000 50,000	$ $	107,177 422,632	$ $	109,850 102,000	$ $	3,145 3,086	$ $	558,672 786,099

Michael Needle, Chief Medical Officer	2016 2015	$ $	407,550 381,602		— —	$ $	131,910 369,100	$ $	141,827 132,600	$ $	70,112 40,112	$ $	751,399 923,414

(1)	For Mr. Bailey, amounts represent cash retention awards paid during the year. For Mr. Ehrlich, the amounts represent his cash bonuses earned in 2015 and 2016 and paid in 2016 pursuant to his offer letter.
(2)	The assumptions we used in valuing equity awards are described in Note 8, “Stock-Based Compensation,” to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. With respect to options other than performance-based options, amounts reported reflect the aggregate grant date fair value as calculated in accordance with ASC 718 for the indicated year in connection with options we granted in the indicated year, adjusted to disregard the effects of any estimate of forfeitures related to service-based vesting.
(3)	Our compensation committee determined to pay Mr. Bailey, Mr. Ehrlich and Dr. Needle annual cash incentive plan awards equal to 85%, 88% and 87% of such executive officer’s target award, respectively, for performance in 2016. Our compensation committee determined to pay Mr. Bailey, Mr. Ehrlich and Dr. Needle annual cash incentive plan awards equal to 85%, 85% and 85% of such executive officer’s target award, respectively, for performance in 2015. Our compensation committee determined to pay Mr. Bailey an annual cash incentive plan award equal to 56% of his target award for performance in 2014.
(4)	Amounts in this column represent the sum of (i) any matching contributions made by us under our tax-qualified 401(k) Retirement Plan, (ii) any life insurance premiums paid on behalf of the executive officer and, (iii) housing allowances for Mr. Bailey, in the amount of $60,000 in each of 2015 and 2016, and for Dr. Needle, in the amounts of $30,000 in 2015 and $60,000 in 2016.

Grants of Plan-Based Awards for the Year Ended December 31, 2016

The following table sets forth information for the year ended December 31, 2016 regarding grants of plan-based awards made during 2016 to our named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target ($)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Stock and Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Michael Bailey
	1/7/2016	$222,063	460,000	$1.08	$329,774

Keith Ehrlich
	1/7/2016	$125,400	149,500	$1.08	$107,177

Michael Needle
	1/7/2016	$163,020	184,000	$1.08	$131,910

(1)	Represents the target payout levels under the annual cash incentive program. Target payouts for Mr. Bailey, Mr. Ehrlich and Dr. Needle represented 50%, 40% and 40% of base salary in 2016, respectively. The actual payout with respect to each named executive officer is shown above in the Summary Compensation Table for the Years Ended December 31, 2016, 2015, and 2014 in the column titled “Non-Equity Incentive Plan Compensation.” The annual cash incentive program did not have threshold payout levels, as the determination of the level of achievement of corporate and individual goals was subjective and subject to the discretion of our board of directors. Payouts under the annual cash incentive program were not subject to any maximum limit. Additional information regarding the design of the annual cash incentive program, including a description of the corporate goals and individual performance applicable to 2016 awards, is described above in “—Executive Compensation Components.”
(2)	For the vesting schedules of these awards, please see the footnotes to “Outstanding Equity Awards at December 31, 2016” table below. Some of these awards are subject to acceleration upon termination of employment as further described in the Employment Agreements and Severance Arrangements” and “—Potential Payments and Benefits Upon Termination and a Change in Control” sections below.
(3)	Valuation of these options is based on the aggregate dollar amount of share-based compensation to be recognized for financial statement reporting purposes computed in accordance with ASC 718 over the term of these options, excluding the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used by us with respect to the valuation of option awards are set forth in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Outstanding Equity Awards at December 31, 2016

The following table sets forth information regarding outstanding equity awards held as of December 31, 2016 by our named executive officers.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)		Option Expiration Date
Michael Bailey	105,416	354,584	$1.08	(8)	1/7/2026
	431,250	468,750	$0.84	(5)	1/6/2025
	—	167,500	$1.57	(7)	6/19/2024
	56,250	18,750	$1.77	(3)	1/29/2024
	120,000	—	$2.51		6/26/2023
	31,822	678	$7.72	(4)	1/24/2023
	31,000	—	$13.18		1/31/2022
	5,000	—	$14.16		2/15/2021
	180,000	—	$14.26		10/5/2020
Keith Ehrlich	34,260	115,240	$1.08	(8)	1/7/2026
	15,000	—	$1.15		3/3/2025
	166,666	233,334	$1.57	(6)	5/5/2025
Michael Needle	42,166	141,834	$1.08	(8)	1/7/2026
	239,583	260,417	$1.07	(2)	2/3/2025

(1)	All equity awards held by our named executive officers are subject to vesting acceleration upon termination of employment, as further described in the “—Employment Agreements and Severance Arrangements” and “—Potential Payments and Benefits Upon Termination and a Change in Control” sections below.
(2)	These options will vest as to 25% of the shares underlying the award on January 9, 2016 and in thirty-six equal monthly installments thereafter as to the remaining shares underlying the award through January 9, 2019.
(3)	These options vest in equal monthly installments through January 1, 2018.
(4)	These options vest in equal monthly installments through January 1, 2017.
(5)	These options vest in equal monthly installments through January 1, 2019.
(6)	These options will vest as to 25% of the shares underlying the award on April 22, 2016, and in thirty-six monthly installments thereafter as to the remaining shares underlying the award through April 22, 2019.
(7)	One-half of these options vest and become exercisable on the date upon which the closing price per share of our common stock is equal to or above $4.50 for at least 30 consecutive trading days prior to December 31, 2017, and one-half of these options vest and become exercisable on the date upon which the closing price per share of our common stock is equal to or above $6.50 for at least 30 consecutive trading days prior to December 31, 2018.
(8)	These options vest in equal monthly installments through January 1, 2020.

Option Exercises

Our named executive officers did not exercise any stock options during the year ended December 31, 2016:

Employment Agreements and Severance Arrangements

Offer Letters with Current Executive Officers

Michael Bailey. In January 2015, in connection with his promotion to president and chief executive officer, we entered into a letter agreement with Mr. Bailey. The agreement provided for an initial annual base salary of $425,000 and also provides that Mr. Bailey is eligible for an annual bonus of up to 50% of his base salary, based on the achievement of performance goals as determined at the discretion of the board. Pursuant to the agreement, the board approved a grant to Mr. Bailey of an option to purchase 900,000 shares of common stock at an exercise price of $0.84 per share, which was the closing price of our common stock on the date of grant. The option becomes exercisable in equal monthly installments of 2.0833% of the shares underlying the option over a period of four years from the date of grant, subject to Mr. Bailey’s continued service. Pursuant to the agreement, we also agreed to pay to Mr. Bailey $5,000 per month to cover commuting and housing expenses.

Keith Ehrlich. In April 2015, in connection with his appointment to the position of chief financial officer, we entered into an offer letter with Mr. Ehrlich. The offer letter provided for an initial annual base salary of $300,000 and also provides that Mr. Ehrlich is eligible for an annual bonus of up to 40% of his base salary, based on the achievement of performance goals as determined at the discretion of the board. Pursuant to the offer letter, Mr. Ehrlich also received a one-time bonus of $75,000, which was paid in two installments of $50,000 on January 15, 2016 and $25,000 on April 15, 2016, each such payment having been contingent upon Mr. Ehrlich’s continued employment with the company as of December 31, 2015 and March 31, 2016, respectively. In connection with the offer letter, the board approved a grant to Mr. Ehrlich of an option to purchase 400,000 shares of common stock at an exercise price of $1.57 per share, which was the closing price of our common stock on the date of grant. The option became exercisable as to 25% of the shares underlying the option on the first anniversary of Mr. Ehrlich’s date of hire and is exercisable as to the remaining shares underlying the option in 36 equal monthly installments thereafter, subject to Mr. Ehrlich’s continued service.

Michael Needle. In January 2015, in connection with his appointment to the position of chief medical officer, we entered into an offer letter with Dr. Needle. The offer letter provided for an initial annual base salary of $390,000 and also provides that Dr. Needle is eligible for an annual bonus of up to 40% of his base salary, based on the achievement of performance goals as determined at the discretion of the board. Pursuant to the offer letter, the board approved a grant to Dr. Needle of an option to purchase 500,000 shares of common stock at an exercise price of $1.07 per share, which was the closing price of our common stock on the date of grant. The option became exercisable as to 25% of the shares underlying the option on the first anniversary of Dr. Needle’s date of hire and is exercisable as to the remaining shares underlying the option in 36 equal monthly installments thereafter, subject to Dr. Needle’s continued service. We have also agreed to provide Dr. Needle with a housing/relocation allowance of $5,000 per month, up to an aggregate of $120,000, through June 2017.

Severance and Change in Control Agreements with Current Executive Officers

We have entered into individual severance and change in control agreements with Mr. Bailey and Dr. Needle. All benefits payable pursuant to such agreements are to be paid or furnished to the named executive officer by us and are contingent upon the named executive officer executing a release of claims in our favor in a form satisfactory to us. In addition, Mr. Bailey and Dr. Needle are subject to non-competition and non-solicitation covenants as part of their individual severance and change in control agreements, subject to certain exceptions. If an executive’s employment is terminated within 18 months following a change in control of the Company, the individual severance and change in control agreements provide that all severance payments be made pursuant to our Key Employee Change in Control Severance Benefits Plan.

Michael Bailey. In September 2010, we entered into a severance and change in control agreement with Mr. Bailey, which was amended by a retention bonus award and severance agreement letter dated February 3, 2014, which we refer to collectively as the Bailey severance agreement. The Bailey severance agreement provides that if Mr. Bailey’s employment is terminated “without cause,” due to a disability or “for good reason,” he will be entitled to (i) continue to receive his base salary in effect on the date of his termination until the earlier of (a) 12 months following the date of his termination and (b) the date on which he commences an employment or consulting relationship with substantially equivalent compensation; (ii) receive a lump sum payment of his annual cash incentive award target pro-rated through the date of his termination; and (iii) continue his health insurance for the lesser of 12 months or until such time as he becomes eligible for group health coverage through another employer.

Michael Needle. In January 2015, we entered into a severance and change in control agreement with Dr. Needle, which we refer to as the Needle severance agreement. The Needle severance agreement provides that if Dr. Needle’s employment is terminated “without cause,” due to a disability or “for good reason,” he will be entitled to (i) continue to receive his base salary in effect on the date of his termination until the earlier of (a) 12 months following the date of termination and (b) the date on which he commences an employment or consulting relationship with substantially equivalent compensation; (ii) receive a lump sum payment of his annual cash incentive award target pro-rated through the date of his termination; and (iii) continue his health insurance for the lesser of 12 months or until such time as he becomes eligible for group health coverage through another employer.

Key Employee Change in Control Severance Benefits Plan

In addition to the individual severance and change in control agreements described above, Mr. Bailey, Mr. Ehrlich, and Dr. Needle participate in our key employee change in control severance benefits plan. No payments are made pursuant to individual severance and change in control agreements if payments are made under this plan. All benefits payable under the plan are to be paid or furnished to the participant by us and are contingent upon the participant executing a release of claims in our favor in a form satisfactory to us. Pursuant to the terms of the plan, if we terminate a named executive officer’s employment without cause or if they leave their employment with us for good reason within 18 months following a change in control of us, such named executive officer is entitled to the following benefits:

•

continued receipt of compensation after termination at a rate equal to such executive’s then-current base salary (1.5 times base salary in the case of Mr. Bailey) for 12 months (18 months in the case of Mr. Bailey);

•	payment of a sum equal to (i) such individual’s pro rata target bonus plus (ii) an amount equal to one times his target bonus (1.5 times his target bonus, in the case of Mr. Bailey); and

•	continued health insurance for 12 months (18 months in the case of Mr. Bailey).

Further, pursuant to the terms of the plan, if we terminate a named executive officer’s employment without cause or such named executive officer leaves his employment with us for good reason within 18 months of a change in control of us, all options held by such named executive officer will become immediately exercisable in full and all restricted stock held by such named executive officer will become vested in full.

Potential Payments and Benefits Upon Termination and a Change in Control

Our named executive officers are entitled to certain benefits in the event their employment is terminated without cause, due to a disability or for good reason, as described above. The following table describes the potential payments and benefits to each of our named executive officers following a termination of employment without cause, due to a disability or for good reason, as the same were payable on December 31, 2016. Actual amounts payable to each executive listed below upon termination can only be determined definitively at the time of each executive’s actual departure. In addition to the amounts shown in the table below, each executive would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred. For information relating to compensation earned by each of our named executive officers, see our “Summary Compensation Table for the Years Ended December 31, 2016, 2015 and 2014” above.

Name and Principal Position	Benefit Type	Termination Without Cause, Due to a Disability or For Good Reason ($)		Termination without Cause or For Good Reason Within 18 Months of a Change in Control ($)
Michael Bailey, Chief Executive Officer	Base Salary	$444,125	(1)	$668,188	(5)
	Cash Incentive Award	$222,063	(2)	$555,156	(6)
	Healthcare Benefits	$28,212	(3)	$42,318	(7)
	Market Value of Awards Vesting on Termination(4)	$—		$—

	Total	$694,400		$1,263,662

Keith Ehrlich Chief Financial Officer	Base Salary	$—		$313,500	(5)
	Cash Incentive Award	$—		$250,800	(6)
	Healthcare Benefits	$—		$18,108	(7)
	Market Value of Awards Vesting on Termination(4)	$—		$—

	Total	$—		$582,408

Michael Needle Chief Medical Officer	Base Salary	$407,550	(1)	$407,550	(5)
	Cash Incentive Award	$163,020	(2)	$326,040	(6)
	Healthcare Benefits	$30,960	(3)	$30,960	(7)
	Market Value of Awards Vesting on Termination(4)	$—		$—

	Total	$601,530		$764,550

(1)	Represents the named executive officer’s base salary payable over 12 months. Severance is equal to payment of the executive’s base salary until the earlier of (i) 12 months following the date of termination and (ii) the date on which the executive commences full-time employment or a full-time consulting relationship with substantially equivalent compensation.
(2)	Represents the named executive officer’s severance bonus payable within 30 days of the date of termination. Severance bonus is equal to payment of the executive’s target annual incentive plan bonus pro-rated through the date of termination.
(3)	Represents the cost of continued COBRA benefits for the named executive officer and any qualified beneficiary. COBRA benefits are payable until the earlier of (i) 12 months (or as long as such eligibility for the executive and each qualified beneficiary continues) from the date such benefits would otherwise end under the applicable plan terms and (ii) the date the executive becomes eligible for group health coverage through another employer. This value is based upon the type of insurance coverage we carried for each named executive officer as of December 31, 2016 and is valued at the premiums in effect on December 31, 2016.
(4)	The outstanding options held by Mr. Bailey, Mr. Ehrlich and Dr. Needle as of December 31, 2016 have exercise prices that are greater than the $0.54 per share market value of our common stock as of December 31, 2016.

(5)	Represents 1.5 times the named executive officer’s base salary payable over 18 months following the date of termination for Mr. Bailey and 1.0 times the named executive officer’s base salary payable over 12 months following the date of termination for Mr. Ehrlich and Dr. Needle.
(6)	Represents the named executive officer’s severance bonus payable over 12 months (18 months for Mr. Bailey) following the date of termination. Severance bonus is in addition to the named executive officer’s target annual incentive plan bonus pro-rated through the date of termination. The amount of severance bonus is equal to 1.5 times the target annual incentive plan bonus for Mr. Bailey and 1.0 times the target annual incentive plan bonus for Mr. Ehrlich and Dr. Needle.
(7)	Represents the cost of continued COBRA benefits for the named executive officer and any qualified beneficiary for 12 months (18 months for Mr. Bailey) following the date of termination.

Equity Compensation Plan Information

The following table sets forth information concerning our equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	4,858,678	$2.31	3,053,795
Equity compensation plans not approved by security holders	—	—	—
Total

(1)	Includes 307,282 shares of common stock issuable under our 2010 Employee Stock Purchase Plan, all of which are issuable in connection with the current offering period which ends on June 30, 2017.

Compensation Committee Report

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based upon such review and discussions, our compensation committee recommended to our board that such section be included in this proxy statement.

By the compensation committee of the board of directors of AVEO Pharmaceuticals, Inc.,

Anthony B. Evnin, Chair

Kenneth M. Bate

Henri A. Termeer

Compensation Committee Interlocks and Insider Participation

Our compensation committee was comprised of Anthony Evnin, Kenneth Bate and Henri Termeer during 2016. No member of our compensation committee is or has been a current or former officer or employee of our company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that had one or more executive officers serving as a director or member of our compensation committee during the year ended December 31, 2016. For a description of transactions between us and members of the compensation committee and entities affiliated with such members, please see “Certain Relationships and Related Person Transactions.”

Director Compensation

Mr. Bailey has not received any compensation in connection with his services as a director. The compensation that we pay to Mr. Bailey in his capacity as our president and chief executive officer is discussed under “—Compensation Discussion and Analysis” above.

The following table sets forth information for the year ended December 31, 2016 regarding the compensation awarded to, earned by or paid to our non-employee directors. Dr. Kucherlapati served as a director until May 26, 2016.

Name	Fees Earned or Paid In Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Kenneth Bate(3)	$20,000	$31,192	$—	$51,192
Anthony Evnin(3)	$16,000	$31,192	$—	$47,192
Raju Kucherlapati(3)	$3,000	$—	$—	$3,000
Henri Termeer(3)	$28,000	$31,192	$—	$59,192
Robert Young(3)	$11,000	$31,192	$—	$42,192

(1)	The assumptions we used in valuing options are described in Note 8, “Stock-Based Compensation,” to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. This column reflects the aggregate grant date fair value as calculated in accordance with ASC 718 for the indicated year in connection with options we granted in the indicated year, adjusted to disregard the effects of any estimate of forfeitures related to service-based vesting.
(2)	Options were granted at fair market value on May 26, 2016 at an exercise price of $0.92 per share. Each director was granted two options. The first option for 44,021 shares of common stock was payment for the annual $40,500 board retainer fee in lieu of cash and vests in four quarterly installments over one year. The second option for 20,000 shares of common stock was in connection with each director’s re-election at the annual stockholders meeting held on May 26, 2016 and vests over one year in twelve equal monthly installments. The option for 44,021 shares has a grant date fair market value of $0.4471 per share. The option for 20,000 shares has a grant date fair market value of $0.5755 per share.
(3)	The following table reflects the aggregate number of option awards outstanding for our non-employee directors as of December 31, 2016.

Name	Option Awards
Kenneth Bate(i)	191,676
Anthony Evnin(ii)	181,676
Raju Kucherlapati	—
Henri Termeer(iii)	176,676
Robert Young(iv)	171,926

(i)	Consists of (A) an option to purchase 10,000 shares of our common stock at an exercise price of $6.36 per share, (B) an option to purchase 10,000 shares of our common stock at an exercise price of $8.72 per share, (C) an option to purchase 12,500 shares of our common stock at an exercise price of $7.44 per share, (D) an option to purchase 12,500 shares of our common stock at an exercise price of $18.87 per share, (E) an option to purchase 12,500 shares of our common stock at an exercise price of $12.78 per share, (F) an option to purchase 12,500 shares of our common stock at an exercise price of $2.59 per share, (G) an option to purchase 12,500 shares of our common stock at an exercise price of $1.57 per share, (H) an option to purchase 25,155 shares of our common stock at an exercise price of $1.61 per share, (I) an option to purchase 20,000 shares of our common stock at an exercise price of $2.00 per share, (J) an option to purchase 20,000 shares of our common stock at an exercise price of $0.92 per share, and (K) an option to purchase 44,021 shares of our common stock at an exercise price of $0.92 per share.

(ii)	Consists of (A) an option to purchase 10,000 shares of our common stock at an exercise price of $8.72 per share, (B) an option to purchase 12,500 shares of our common stock at an exercise price of $7.44 per share, (C) an option to purchase 12,500 shares of our common stock at an exercise price of $18.87 per share, (D) an option to purchase 12,500 shares of our common stock at an exercise price of $12.78 per share, (E) an option to purchase 12,500 shares of our common stock at an exercise price of $2.59, (F) an option to purchase 12,500 shares of our common stock at an exercise price of $1.57 per share, (G) an option to purchase 25,155 shares of our common stock at an exercise price of $1.61 per share, (H) an option to purchase 20,000 shares of our common stock at an exercise price of $2.00 per share, (I) an option to purchase 20,000 shares of our common stock at an exercise price of $0.92 per share, and (J) an option to purchase 44,021 shares of our common stock at an exercise price of $0.92 per share.
(iii)	Consists of (A) an option to purchase 30,000 shares of our common stock at an exercise price of $13.65 per share, (B) an option to purchase 12,500 shares of our common stock at an exercise price of $12.78 per share, (C) an option to purchase 12,500 shares of our common stock at an exercise price of $2.59 per share, and (D) an option to purchase 12,500 shares of our common stock at an exercise price of $1.57 per share, (E) an option to purchase 25,155 shares of our common stock at an exercise price of $1.61 per share, (F) an option to purchase 20,000 shares of our common stock at an exercise price of $2.00 per share, (G) an option to purchase 20,000 shares of our common stock at an exercise price of $0.92 per share, and (H) an option to purchase 44,021 shares of our common stock at an exercise price of $0.92 per share.
(iv)	Consists of (A) an option to purchase 6,750 shares of our common stock at an exercise price of $8.72 per share, (B) an option to purchase 6,000 shares of our common stock at an exercise price of $7.44 per share, (C) an option to purchase 12,500 shares of our common stock at an exercise price of $18.87 per share, (D) an option to purchase 12,500 shares of our common stock at an exercise price of $12.78 per share, (E) an option to purchase 12,500 shares of our common stock at an exercise price of $2.59, and (F) an option to purchase 12,500 shares of our common stock at an exercise price of $1.57 per share, (G) an option to purchase 25,155 shares of our common stock at an exercise price of $1.61 per share, (H) an option to purchase 20,000 shares of our common stock at an exercise price of $2.00 per share, (I) an option to purchase 20,000 shares of our common stock at an exercise price of $0.92 per share, and (J) an option to purchase 44,021 shares of our common stock at an exercise price of $0.92 per share.

Our director compensation policy provides as follows:

•

Upon the initial election to our board of directors, each non-employee director will receive an option to purchase 40,000 shares of common stock exercisable for a price per share equal to the then fair market value of our common stock. These options expire ten years from the date of grant and vest in 36 equal monthly installments commencing with the first day of the month following the date of grant, subject to the director’s continued service on our board.

•

Upon the date each director is re-elected at our annual stockholders meeting, such director will receive an option to purchase 20,000 shares of our common stock exercisable for a price per share equal to the then fair market value of our common stock. These options expire ten years from the date of grant and vest in twelve equal monthly installments commencing on the first day of the month following the date of grant, subject to the director’s continued service on our board.

•	Our non-employee directors will be paid for their service on our board as follows:

•

a base annual retainer fee of $40,500 to be paid in the form of an option to purchase a number of shares calculated by dividing $40,500 by the fair market value of the company’s common stock on the date of the grant, and such option shall vest in four quarterly installments over the calendar year;

•	an additional annual fee of $20,000 for the chairperson or lead independent director;

•	an additional annual fee for members of the audit committee (other than chairperson) of $6,000, and $15,000 for its chairperson;

•	an additional annual fee for members of the compensation committee (other than chairperson) of $5,000, and $10,000 for its chairperson; and

•	an additional annual fee for members of the nominating and governance committee (other than chairperson) of $3,000, and $5,000 for its chairperson.

•

In the event a director resigns from the board, the vesting of any options granted for service on the board ceases as of such date, and such director has a period of up to three months from the date of resignation to exercise any option granted as compensation for service on the board of directors, to the extent vested on the date of resignation.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal No. 3.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive and Director Compensation” section of this proxy statement beginning on page 21, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by our compensation committee and our board of directors with respect to the year ended December 31, 2016.

As discussed in these disclosures, we believe that our compensation program provides a competitive overall compensation that is designed to attract and retain top performers. To achieve this goal, our compensation program is structured to:

•	provide total compensation and compensation elements that are competitive with those companies that are competing for available employees;

•	hold our executive officers accountable for results over the long term and maintain integrity in all of the business dealings of our executive officers;

•	align the interest of our executives with our stockholders;

•	reward exceptional performance by individual employees;

•

provide a mix of compensation that offers (i) a meaningful base compensation, with a potential to earn additional amounts based on achievement of defined corporate goals, which are generally expected to be achieved within 12 months, and (ii) the opportunity to share in the long-term growth of our company through equity compensation; and

•	establish a clear connection between rewards and performance.

Our board believes this link between compensation and the achievement of our near- and long-term business goals has helped to retain and motivate our employees to drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board is asking stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our board of directors (or any committee thereof), will not create or imply any change to our fiduciary duties or the fiduciary duties of our board of directors (or any committee thereof), and will not create or imply any additional fiduciary duties for us or our board (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our board of directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” Proposal No. 2.

PROPOSAL 3—ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

In Proposal No. 2, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal No. 3, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

Section 14A of the Exchange Act requires that, at least once every six years, stockholders be given the opportunity to vote regarding how often the advisory vote on executive compensation should be held. Our board of directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, our board of directors may decide that it is in the best interests of our stockholders and AVEO to hold the advisory vote to approve executive compensation more or less frequently.

In accordance with our stockholders’ recommendation at our 2011 annual meeting of stockholders, our board of directors previously determined to hold advisory votes on the compensation of our named executive officers every year. Our board of directors believes that stockholders should continue to have the opportunity to vote on the compensation of our named executive officers every year. While parts of our compensation programs are designed to incentivize our employees on a long-term basis, we review our executive compensation programs annually, and we describe those programs to our stockholders in our proxy statement each year. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to offer direct input about compensation every year. This is consistent with our policy of seeking frequent input from our stockholders on corporate governance and executive compensation matters.

Our board of directors values the opinions expressed by stockholders and will consider implementing the frequency which receives the greatest level of support from our stockholders.

Our board of directors recommends that stockholders vote in favor of a vote on our executive compensation program once every ONE year.

PROPOSAL 4—APPROVAL OF SECOND AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

On April 12, 2017, our board of directors approved, subject to stockholder approval, an amendment and restatement of our 2010 Amended and Restated Stock Incentive Plan, as amended, which we refer to as our 2010 Incentive Plan. Our stockholders are being asked to approve the Second Amended and Restated 2010 Stock Incentive Plan, which we refer to as the Second Amended and Restated Incentive Plan. If approved, the Second Amended and Restated Incentive Plan would, among other things, (i) increase the number of shares available for issuance under our 2010 Stock Incentive Plan by 3,500,000, (ii) prohibit the automatic grant of new options or stock appreciation rights upon exercise of such awards and (iii) prohibit the award of dividend equivalents with respect to such options and stock appreciation rights, as described in greater detail below. If stockholders approve the Second Amended and Restated Incentive Plan, we expect the number of shares available for issuance, given our historical and projected utilization and assuming relative stock price stability, to meet our grant needs for at least two years.

We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Stock-based equity incentives are an important component of our compensation philosophy, and we intend to utilize the Second Amended and Restated Incentive Plan to provide equity ownership opportunities and performance-based incentives to better align the recipient’s interests with those of our stockholders. Accordingly, our board of directors adopted the Second Amended and Restated Incentive Plan and is seeking approval by stockholders. The 2010 Incentive Plan will remain in full force and effect if the stockholders do not approve the Second Amended and Restated Incentive Plan.

Introduction

Our 2010 Incentive Plan was originally adopted by our board of directors on February 2, 2010 and approved by our stockholders on February 11, 2010, amended and restated by our board of directors on March 26, 2013 and approved by our stockholders on May 29, 2013, and amended by our board of directors on March 27, 2014 and approved by our stockholders on June 19, 2014. The 2010 Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based and cash-based awards. Upon approval by our stockholders of the amendment and restatement of the 2010 Incentive Plan in 2013, the number of shares of our common stock that were reserved for issuance under the plan was 7,875,000 shares of common stock plus the number of shares under our 2002 Stock Incentive Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 625,000 shares. On April 12, 2017, our board of directors adopted the Second Amended and Restated Incentive Plan, which includes the following material amendments to the 2010 Incentive Plan:

•

Increases the number of shares of common stock reserved for issuance under the 2010 Incentive Plan by 3,500,000 shares to 11,375,000 shares. In addition, any shares of common stock subject to awards granted under our 2002 Incentive Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right will become available for the grant of awards under the Second Amended and Restated Incentive Plan, up to a maximum of 625,000 shares;

•

Conforms the plan provisions allowing the board of directors to delegate to the Company’s officers the power to grant awards under the Second Amended and Restated Incentive Plan with recent developments in Delaware law;

•	Provides that no option or stock appreciation right (“SAR”) may include the right to an automatic grant of a new option or SAR, as applicable, upon exercise of the original award;

•	Prohibits the award of dividend equivalents with respect to options and SARs;

•	Amends the tax withholding provisions to reflect recent changes in applicable financial accounting rules that permit share withholding in excess of statutory minimum withholding obligations; and

•	Extends the term of the Second Amended and Restated Incentive Plan until December 31, 2022.

A full summary of the terms of the Second Amended and Restated Incentive Plan is set forth below.

As of March 31, 2017, options to purchase 6,787,942 shares of common stock were outstanding under the 2010 Incentive Plan, 262,110 options to acquire common stock under the 2010 Incentive Plan had been exercised and 494,601 shares of restricted stock had been awarded under the 2010 Incentive Plan. As a result, 780,499 shares were available for future grant under the 2010 Incentive Plan as of March 31, 2017. In addition, as of March 31, 2017, options to purchase 36,750 shares of common stock were outstanding under the 2002 Incentive Plan. If these options expire, terminate or are otherwise cancelled without the shares being issued, the shares of common stock subject to those options will become available for the issuance of awards under the 2010 Incentive Plan. We may not grant any new options or other awards under our 2002 Incentive Plan.

In developing the proposed number of shares available for issuance under the Second Amended and Restated Incentive Plan and analyzing the impact on our stockholders of utilizing equity, we considered our “burn rate.” Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our burn rate for 2016, 2015 and 2014.

Fiscal Year	Options Granted	Restricted Stock Granted	Total Granted	Basic Weighted Average Number of Shares of Common Stock Outstanding	Gross Burn Rate(1)
2016	1,781,134	—	1,781,134	69,268,588	2.6%
2015	3,159,134	8,025	3,167,159	55,700,944	5.7%
2014	2,992,100	532,359	3,524,459	52,288,799	6.7%

(1)	“Gross Burn Rate” is defined as the percentage of the number of shares underlying awards granted in the year divided by the basic weighted average number of shares of common stock outstanding at year-end.

In developing the proposed number of shares available for issuance under the Second Amended and Restated Incentive Plan and analyzing the impact on our stockholders of utilizing equity, we considered our “overhang.” Overhang is a measure of potential dilution and is defined as the sum of (1) the total number of shares underlying all equity awards outstanding and (2) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the total number of shares of common stock outstanding. Our overhang at March 31, 2017 was 6%. If the additional 3,500,000 shares proposed to be authorized for grant under the Second Amended and Restated Incentive Plan are included in the calculation, our overhang would have been 9% at March 31, 2017.

Our board of directors believes that the approval of the Second Amended and Restated 2010 Stock Incentive Plan is in the best interests of our company and our stockholders and recommends a vote “FOR” the approval of this proposal.

Description of the Second Amended and Restated Incentive Plan

The following summary of the Second Amended and Restated Incentive Plan is qualified in its entirety by reference to the Second Amended and Restated Incentive Plan, a copy of which is attached as Appendix A to this proxy statement. References to the board of directors in this summary shall include any committee appointed by the board of directors to administer the Second Amended and Restated Incentive Plan.

Number of Shares Available for Awards

The number of shares of our common stock available for issuance under the Second Amended and Restated Incentive Plan is the sum of (i) 11,375,000 shares of common stock plus (ii) the number of shares of our common stock subject to awards granted under the 2002 Incentive Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 625,000 shares (subject, in the case of incentive stock options, to any limitations of the Code). These numbers are subject to adjustment in the event of changes in capitalization and other similar events.

Under the fungible share counting provision, any award that is not a “full-value award” will be counted against the number of shares available for issuance under the Second Amended and Restated Incentive Plan as one share for each share of common stock subject to such award, and any award that is a full-value award will be counted as 1.5 shares for each one share of common stock subject to such full-value award, subject to adjustment in the event of changes in capitalization and other similar events. A “full-value award” is any restricted stock award, restricted stock unit award, or other stock-based award with a per share price or per unit purchase price lower than 100% of the fair market value (as defined under the Second Amended and Restated Incentive Plan) of our common stock on the date of grant.

All shares of common stock covered by stock appreciation rights will be counted against the number of shares available for grant of awards under the Second Amended and Restated Incentive Plan. However, stock appreciation rights that may be settled only in cash will not be so counted, and if we grant a stock appreciation right in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Second Amended and Restated Incentive Plan.

Shares covered by awards under the Second Amended and Restated Incentive Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of a stock appreciation right that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Second Amended and Restated Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). To the extent a share that was subject to an award that was counted as 1.5 shares under the fungible share counting provision is returned to the Second Amended and Restated Incentive Plan, 1.5 shares will again be available for the grant of awards under the Second Amended and Restated Incentive Plan. In the case of the exercise of a stock appreciation right, the number of shares counted against the shares available under the Second Amended and Restated Incentive Plan will be the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle the stock appreciation right upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (either by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the Second Amended and Restated Incentive Plan. Shares of common stock that are repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of shares available for the future grant of awards under the Second Amended and Restated Incentive Plan.

The maximum number of shares of common stock with respect to which awards may be granted under the Second Amended and Restated Incentive Plan to any participant is 1,000,000 per fiscal year, subject to adjustment in the event of changes in capitalization and other similar events. For these purposes, each share of common stock subject to an award is counted as one share of common stock (including each share of common stock subject to a full-value award), and the combination of an option in tandem with a SAR will be treated as a single award.

Types of Awards

The Second Amended and Restated Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based and cash-based awards, which we refer to collectively as Awards.

Certain of the Awards described below are subject to minimum vesting requirements, as specified below under “—Minimum Vesting Requirements.”

Incentive Stock Options and Nonqualified Stock Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than the fair market value of our common stock on the date of grant, provided that if our board approves the grant of an option with an exercise price to be determined on a future date, the exercise price will be not less than 100% of the fair market value of our common stock on such future date. Options may not be granted for a term in excess of ten years. The Second Amended and Restated Incentive Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, by check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions and to the extent provided in the applicable option agreement or approved by our board, by delivery of shares of common stock to us, (iii) to the extent provided in an applicable nonqualified stock option agreement or approved by our board, by delivery of a notice of “net exercise,” (iv) to the extent provided in the applicable option agreement or approved by our board, by any other lawful means, or (v) by any combination of these forms of payment. No option granted under the Second Amended and Restated Incentive Plan may contain any provision entitling the holder thereof to the automatic grant of additional options in connection with any exercise of the original option, nor may any option provide for the payment or accrual of dividend equivalents.

Director Options. Our non-employee directors receive an automatic grant of nonqualified stock options to purchase 40,000 shares of common stock upon commencement of service on our board of directors (which we refer to as the “initial grant”) and an automatic grant of nonqualified stock options to purchase an additional 20,000 shares of common stock on the date of each annual meeting (which we refer to as the “annual grant”), provided that in the case of annual grants, such director must (i) be serving as a director immediately prior to and immediately following our annual meeting and (ii) have served on our board of directors for at least six months. Initial grants and annual grants will (i) have an exercise price equal to the fair market value of our common stock on the date of grant, (ii) expire on the earlier of 10 years from the date of grant or three months following cessation of service on our board and (iii) contain such other terms and conditions as our board determines. The Second Amended and Restated Incentive Plan provides that initial grants shall vest in thirty-six equal monthly installments commencing on the first day of the month following the date of grant and annual grants shall vest in twelve equal monthly installments commencing on the first day of the month following the date of grant (or, in the case of annual grants, if earlier, on the date that is one business day prior to our next annual meeting), provided, in either case, that the individual is still serving on our board on each vesting date. No additional vesting will take place after the non-employee director ceases to serve as a director. Our board of directors may provide for accelerated vesting in the case of death, disability, a Change in Control Event (as defined below), attainment of mandatory retirement age, or retirement following at least 10 years of board service. Our board of directors has the discretion to provide for different vesting provisions and conditions than those set forth above, to increase or decrease the number of shares subject to initial grants and annual grants, and to issue stock appreciation rights, restricted stock awards or other stock-based awards in lieu of some or all of such options. Any such discretionary awards to non-employee directors, however, may only be granted and administered by a committee, all the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules. See “Executive and Director Compensation—Director Compensation” above for further information regarding our director compensation policy.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount of our common stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price of the SAR. The measurement price will not be less than 100% of the fair market value of our common stock on the date the SAR is granted; provided that if our board approves the grant of a SAR effective as of a future date, the measurement price will be not be less than 100% of the fair market value of our common stock on such future date. SARs may not be granted with a term in excess of 10 years. SARs may be granted independently or in tandem with an option. When SARs are expressly granted in tandem with options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related option is exercisable (except to the extent designated by our board in connection with a Reorganization Event or Change in Control Event, each as defined below), (ii) the SAR will terminate and no longer be exercisable upon termination or exercise of the related option (except to the extent designated by our board in connection with a Reorganization Event or Change in Control Event), except that a SAR granted with respect to less than the full number of shares covered by an option will not be reduced until the number of shares as to which the related option has been exercised or has terminated exceeds the number of shares not covered by the SAR, (iii) the option will terminate and no longer be exercisable upon exercise of the related SAR, and (iv) the SAR will be transferable only with the related option. No SAR granted under the Second Amended and Restated Incentive Plan may contain any provision entitling the holder thereof to the automatic grant of additional SARs in connection with any exercise of the original SAR, nor may any SAR provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Unless otherwise provided in the applicable restricted stock award agreement, any dividends (whether paid in cash, stock or property) declared and paid with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our board. Our board may, in its discretion, provide that settlement of a restricted stock unit will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any restricted stock units. Our board may, in its sole discretion, provide that a grant of restricted stock units may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock; however, any such dividend equivalents will be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards. Under the Second Amended and Restated Incentive Plan, our board has the right to grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, which we refer to as other stock-based awards, including, without limitation, awards entitling recipients to receive shares of our common stock to be delivered in the future. Other stock-based awards will also be available as a form of payment in settlement of other Awards granted under the Second Amended and Restated Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our board may determine. Any dividend equivalents awarded in respect of other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which such dividend equivalents are awarded.

Cash-Based Awards. Our board may also grant awards denominated in cash rather than shares of common stock, which we refer to as cash-based awards, including performance awards, as described in further detail below. Any dividend equivalents awarded in respect of cash-based awards will be subject to the same restrictions on transfer and forfeitability as the cash-based award with respect to which such dividend equivalents are awarded.

Performance Awards. Restricted stock awards, restricted stock unit awards, other stock-based awards or cash-based awards under the Second Amended and Restated Incentive Plan may be made subject to the achievement of performance goals. We refer to such awards as performance awards. Performance awards can also provide for cash payments of up to $1,000,000 per fiscal year per individual. Performance awards intended to qualify as “performance-based compensation” under Section 162(m) will be made only by a committee (or subcommittee) of our board comprised solely of two or more directors eligible to serve on a committee making awards qualifying as “performance-based compensation” under Section 162(m). For any award intended to qualify as “performance-based compensation,” the committee will specify that the degree of granting, vesting and/or payout will be subject to the achievement of one or more objective performance measures established by the committee, which will be based on the relative or absolute attainment of any combination of the following:

•

the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

•

achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets;

•	new product or service releases;

•	the achievement of qualitative or quantitative performance measures set forth in operating plans approved by our board from time to time;

•

specified levels of product sales; net income; earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization; operating profit before or after discontinued operations and/or taxes; sales; sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; or return on sales, assets, equity or investment;

•	improvement of financial ratings;

•	achievement of balance sheet or income statement objectives;

•	total stockholder return; and/or

•	other comparable measures of financial and operational performance.

Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measures of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The committee may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs.

Such performance measures may vary by participant and may be different for different awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the committee, and will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). The committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such a performance award, and the committee may not waive the achievement of applicable performance measures except in the case of death or disability of the participant or a Change in Control Event (as defined below).

Awards that are not intended to qualify as performance-based compensation under Section 162(m) may be based on these or other performance measures as our board may determine.

We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which could adversely affect us.

Any dividend equivalents awarded with respect to performance awards will be subject to the same restrictions on transfer and forfeitability as the performance awards with respect to which such dividend equivalents are awarded.

Minimum Vesting Requirements

The Second Amended and Restated Incentive Plan provides that no option that vests solely based on the passage of time that is granted to an employee in connection with his or her commencement of employment will vest earlier than the first anniversary of its date of grant or the date of commencement of employment, whichever is earlier. However, our board, either at the time the option is granted or at any time thereafter, may allow an option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of the death or disability of the participant; the termination of the participant’s employment by or service to us under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of us.

Awards of restricted stock, restricted stock unit awards, other stock-based awards and cash-based awards that vest solely based on the passage of time will be zero percent vested prior to the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Awards of restricted stock, restricted stock unit awards, other stock-based awards and cash-based awards that do not vest solely based on the passage of time (excluding performance awards) will not vest prior to the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The minimum vesting requirements in the two foregoing sentences will not apply to awards of restricted stock, restricted stock unit awards, other stock-based awards and cash-based awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares for which Awards may be made under the Second Amended and Restated Incentive Plan. Except as otherwise provided in the case of performance awards, our board may, either at the time an award of restricted stock, a restricted stock unit award, other stock-based award or cash-based award is made, or at any time thereafter, waive its right to repurchase shares of common stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to such award, in whole or in part, in the event of the death or disability of the participant; the termination of the participant’s employment by or service to us under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of us.

No more than 50% of the aggregate number of shares of our common stock underlying performance awards that are made during any calendar year under the Second Amended and Restated Incentive Plan will vest prior to the first anniversary of the date of grant.

Transferability of Awards

Except as our board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive Awards under the Second Amended and Restated Incentive Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Plan Benefits

As of March 31, 2017, approximately 22 persons were eligible to receive Awards under our Second Amended and Restated Incentive Plan, including our three executive officers and four non-employee directors. The granting of Awards under the Second Amended and Restated Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

The following table sets forth, as of March 31, 2017, the stock option and restricted stock grants made under the Second Amended and Restated Incentive Plan since its adoption to the individuals indicated below:

	Option Awards	Restricted Stock Awards
Executive officers
Michael Bailey	2,901,500	0
Keith Ehrlich	819,500	0
Michael Needle	999,000	0
All current executive officers as a group	4,720,000	0
All current directors who are not executive officers as a group	711,704	69,774
Each nominee for election as a director
Michael Bailey	2,901,500	0
Kenneth Bate	191,676	0
Henri Termeer	176,676	26,919
Anthony Evnin	171,676	33,897
Robert Young	171,676	8,958
Each person who received 5% or greater of such awards
Michael Bailey	2,901,500	0
Keith Ehrlich	819,500	0
Michael Needle	999,000	0
All employees, including all current officers who are not executive officers, as a group	6,185,088	0

On March 31, 2017, the last reported sale price of our common stock at the close of business on the NASDAQ Global Market was $0.59.

Administration

The Second Amended and Restated Incentive Plan will be administered by our board. Our board has the authority to grant Awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Second Amended and Restated Incentive Plan that it deems advisable and to construe and interpret the provisions of the Second Amended and Restated Incentive Plan and any Award agreements entered into under the Second Amended and Restated Incentive Plan. Our board may correct any defect, supply any omission or reconcile any inconsistency in the Second Amended and Restated Incentive Plan or any Award in the manner and to the extent it deems expedient and will be the sole and final judge of such expediency. All decisions by our board will be made in the board’s sole discretion and will be final and binding on all persons having or claiming any interest in the Second Amended and Restated Incentive Plan or in any Award.

Pursuant to the terms of the Second Amended and Restated Incentive Plan, our board may delegate any or all of its powers under the Second Amended and Restated Incentive Plan to one or more committees or subcommittees of the board. Our board has authorized our compensation committee to administer certain aspects of the Second Amended and Restated Incentive Plan, including the granting of Awards to executive officers, and has authorized a committee of the board, consisting of Mr. Bailey, to grant options to non-executive employees, subject to limitations set by the compensation committee.

In addition, to the extent permitted by applicable law, our board may delegate to one or more of our officers the power to grant Awards (subject to any limitations under the Second Amended and Restated Incentive Plan) to our employees or officers and to exercise such other powers under the Second Amended and Restated Incentive Plan as our board may determine. Our board will fix the terms of any Awards to be granted by such officers,the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted. No officer will be authorized to grant Awards to any “executive officer” (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” (as defined by Rule 16a-1(f) under the Exchange Act).

Subject to any applicable limitations contained in the Second Amended and Restated Incentive Plan (including with respect to performance awards), our compensation committee generally selects the recipients of Awards and determines the following with respect to such Awards (provided that, at times, our compensation committee recommends to our board certain aspects of an Award or Awards for the board’s approval):

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

•	the exercise price of options (which may not be less than 100% of the fair market value of our common stock on the date of grant);

•	the duration of options (which may not exceed 10 years);

•	the duration and terms of any cash-based awards; and

•

the number of shares of our common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based award and the terms and conditions of such awards, including conditions for repurchase, issue price, measurement price, repurchase price and vesting.

Each Award under the Second Amended and Restated Incentive Plan may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and our board need not treat participants uniformly. Our board will determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights under the Award.

In the event of any stock split, reverse stock split (like the one discussed in Proposal 6), stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, the Company is required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our board, to (i) the number and class of securities available under the Second Amended and Restated Incentive Plan, (ii) the share counting rules and sublimits set forth in the Second Amended and Restated Incentive Plan, (iii) the number and class of securities and exercise price per share of each outstanding option and each option issuable to our non-employee directors under the Second Amended and Restated Incentive Plan, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock or restricted stock unit award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding other stock-based award.

The Second Amended and Restated Incentive Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Upon the occurrence of a Reorganization Event, or our execution of any agreement with respect to a Reorganization Event, our board shall provide that all outstanding options be assumed, or that equivalent options be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). If the Reorganization Event also constitutes a Change in Control Event (as defined below), except to the extent specifically provided to the contrary in the applicable option agreement or any other agreement between the participant and us, any assumed or substituted options held by our employees shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the participant’s employment with us or the acquiring or succeeding corporation is terminated without cause (as defined in the Second Amended and Restated Incentive Plan). If the acquiring or succeeding corporation (or an affiliate thereof) in a Reorganization Event does not agree to assume or substitute for outstanding options, or in the event of our liquidation or dissolution, our board of directors will provide that all unexercised options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of the Reorganization Event, except to the extent exercised by the participant before the consummation of the Reorganization Event. If, under the terms of the Reorganization Event, holders of our common stock receive a cash payment for each share of common stock surrendered pursuant to the Reorganization Event (the “Acquisition Price”), our board may instead provide that all outstanding options will terminate upon consummation of the Reorganization Event and that each participant will receive a cash payment equal to the amount by which the Acquisition Price multiplied by the number of shares of common stock subject to such outstanding options exceeds the aggregate exercise price of such options and any applicable tax withholdings.

Upon the occurrence of a Reorganization Event that is not a Change in Control Event (as defined below), our repurchase and other rights with respect to outstanding awards of restricted stock and restricted stock unit awards will inure to the benefit of our successor and will apply to the cash, securities or other property into which our common stock is converted into or exchanged for pursuant to the Reorganization Event in the same manner and to the same extent as they applied to our common stock subject to such restricted stock and restricted stock unit awards.

The Second Amended and Restated Incentive Plan also contains provisions addressing the consequences of any Change in Control Event, which is generally defined as (a) the acquisition of beneficial ownership of our capital stock if, after such acquisition, the acquirer owns 50% or more of the then-outstanding shares of our common stock or 50% or more of the combined voting power of our then-outstanding securities entitled to vote generally in the election of our directors, subject to certain limitations, (b) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of our assets, subject to certain limitations, (c) such time as our continuing directors (as defined under the Second Amended and Restated Incentive Plan) cease to constitute a majority of our board (or, if applicable, the board of directors of our successor corporation) or (d) our liquidation or dissolution.

Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the applicable option agreement or any other agreement between a participant and us, each option held by our employees will be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with us or the acquiring or succeeding corporation is terminated without cause (as defined in the Second Amended and Restated Incentive Plan).

Upon the occurrence of a Change In Control Event (regardless of whether it is also a Reorganization Event), except to the extent specifically provided to the contrary in the Award agreement or any other agreement between a participant and us, each award of restricted stock and each restricted stock unit award held by our employees will immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with us or the acquiring or succeeding corporation is terminated without cause.

Our board may specify in an Award at the time of grant the effect of a Reorganization Event or Change in Control Event on any SAR or other stock-based award.

Subject to the minimum vesting requirements described above, our board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Substitute Awards

In connection with our merger or consolidation with another entity or our acquisition of property or stock of another entity, our board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as our board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Second Amended and Restated Incentive Plan. Substitute Awards will not count against the Second Amended and Restated Incentive Plan’s overall share limit or any sublimit in the Second Amended and Restated Incentive Plan, except as may be required by the Code.

Limitations on Repricing

Unless our stockholders approve such action (except as provided under the Second Amended and Restated Incentive Plan in connection with a change in capitalization or similar event, Reorganization Event, or Change in Control Event), the Second Amended and Restated Incentive Plan provides that we may not:

•

amend any outstanding stock option or SAR granted under the Second Amended and Restated Incentive Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•

cancel any outstanding option or SAR (whether or not granted under the Second Amended and Restated Incentive Plan) and grant in substitution therefor new Awards under the Second Amended and Restated Incentive Plan (other than as substitute Awards as described above) covering the same or a different number of shares of our common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel in exchange for a cash payment any outstanding option or SAR with an exercise or measurement price per share above the then-current fair market value of our common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Provisions for Foreign Participants

Our board may modify Awards granted under the Second Amended and Restated Incentive Plan to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Second Amended and Restated Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be granted under the Second Amended and Restated Incentive Plan after December 31, 2022, but Awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the Second Amended and Restated Incentive Plan or any portion thereof at any time, except that (i) to the extent required by Section 162(m), no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment will become exercisable, realizable or vested, as applicable, unless and until such amendment has been approved by our stockholders if required by Section 162(m), and (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until such amendment has been approved by our stockholders. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code with respect to incentive stock options, our board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Second Amended and Restated Incentive Plan will apply to, and be binding on the holders of, all Awards outstanding under the Second Amended and Restated Incentive Plan at the time the amendment is adopted, provided that our board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Second Amended and Restated Incentive Plan. No Award will be made that is conditioned upon stockholder approval of any amendment to the Second Amended and Restated Incentive Plan.

Our board may also amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonqualified stock option, subject in each case to the limitations set forth in the Second Amended and Restated Incentive Plan with respect to repricings, minimum vesting, performance awards, and actions requiring stockholder approval. Such actions will require the approval of the participant, unless our board determines that the action, taking into account any related action, does not materially and adversely affect such participant’s rights under the Second Amended and Restated Incentive Plan or the change is permitted under the Second Amended and Restated Incentive Plan in connection with a change in capitalization or similar event, Reorganization Event or Change in Control Event.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Second Amended and Restated Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by our company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonqualified Stock Options

A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit award. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit award vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the Second Amended and Restated Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to AVEO Pharmaceuticals

There will be no tax consequences to AVEO with respect to Awards made under the Second Amended and Restated Incentive Plan, except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 5—APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

On April 12, 2017, our board of directors approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to (i) increase the number of authorized shares of capital stock from 205,000,000 shares to 255,000,000 shares and (ii) increase the number of authorized shares of our common stock from 200,000,000 shares to 250,000,000 shares. Our Restated Certificate of Incorporation currently authorizes 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 110,362,946 shares of common stock and zero shares of preferred stock were outstanding as of March 31, 2017. The proposed amendment to our Restated Certificate of Incorporation would not increase or otherwise affect our authorized preferred stock. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock.

A copy of the amendment to our Restated Certificate of Incorporation is attached as Appendix B to this proxy statement. If our stockholders approve the proposal, subject to the discretion of the board, we will file the amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable.

Purpose

Our board of directors believes that it is in the best interests of AVEO to increase the number of authorized shares of common stock in order to give us greater flexibility in considering and planning for potential business needs. The increase in the number of authorized but unissued shares of common stock would enable the company, without the expense and delay of seeking stockholder approval, to issue shares from time to time as may be required for proper business purposes.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•	financing transactions, such as public or private offerings of common stock or convertible securities;

•	partnerships, collaborations and other similar transactions;

•	our equity incentive plans;

•	strategic investments; and

•	other corporate purposes that have not yet been identified.

At this time, we do not have any plans, commitments, arrangements, understandings or agreements regarding the issuance of common stock following the increase of our authorized shares. However, the availability of additional shares of common stock for issuance is, in management’s view, prudent and will afford us flexibility in acting upon financing transactions to strengthen our financial position and/or commercial partnership opportunities that may arise.

As of March 31, 2017, a total of 110,362,946 shares of common stock were issued and outstanding, no shares were held in treasury, and there were no shares of preferred stock issued or outstanding. As of March 31, 2017, there were an aggregate of 6,824,692 options outstanding to purchase common stock under our equity incentive plans, and warrants to purchase 19,453,295 shares of our common stock were outstanding. Additionally, an aggregate of 780,499 shares of common stock are reserved for future issuance under our Amended and Restated 2010 Stock Incentive Plan and 307,282 shares of common stock are reserved for issuance under our 2010 Employee Stock Purchase Plan. Accordingly, out of the 200,000,000 shares of common stock presently authorized, 110,362,946 shares are issued or reserved for issuance and 89,637,054 authorized shares of common stock remain for future issuance.

Possible Effects of the Amendment

If the amendment of the Restated Certificate of Incorporation is approved, the additional authorized shares would be available for issuance at the discretion of our board of directors and without further stockholder approval, except as may be required by law or the rules of the Nasdaq Capital Market on which our common stock is listed. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the company than they presently own.

Our board of directors recommends a vote “FOR” the Amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock

PROPOSAL 6—APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

We are seeking stockholder approval for a proposal to adopt an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split (the “Reverse Stock Split”) of our issued common stock by a ratio of not less than 1-for-3 and not more than 1-for-15, such ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our board of directors.

The form of the amendment to our Restated Certificate of Incorporation, as amended, to effect the Reverse Stock Split is set forth on Appendix C. Approval of the proposal would permit (but not require) our board of directors to effect the Reverse Stock Split by a ratio of not less than 1-for-3 and not more than 1-for-15, with the exact ratio to be set within this range as determined by our board of directors in its sole discretion, provided that the board of directors must determine to effect the Reverse Stock Split and such amendment must be filed with the Secretary of State of the State of Delaware no later than December 19, 2017. The exact ratio of the Reverse Stock Split will be determined by the board of directors prior to the effective time of the split and will be publicly announced by the Company prior to the effective time of the split. We believe that enabling our board of directors to set the ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio of the Reverse Stock Split, if any, following the receipt of stockholder approval, our board of directors may consider, among other things, factors such as:

•	the historical trading prices and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated or actual impact of the Reverse Stock Split on the trading price and trading volume for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our board of directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed ratios for the Reverse Stock Split, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our board of directors, no fewer than every three and no more than every 15 shares of issued common stock will be combined into one share of common stock. The amendment to our Restated Certificate of Incorporation, as amended, to effect the Reverse Stock Split, will not change the authorized number of shares of common stock or preferred stock of the Company, or the par value of the Company’s common stock or preferred stock.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our common stock is currently quoted on the Nasdaq Capital Market under the symbol “AVEO”. The standards of the Nasdaq Capital Market require us to have, among other things, a $1.00 per share minimum bid price in order to maintain our listing. Our stock was previously quoted prior to April 13, 2017 on the Nasdaq Global Select Market under the same symbol. On October 11, 2016, we received a deficiency letter from the Listing Qualifications Department of the Nasdaq Stock Market notifying us that, for the last 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Select Market. We were provided with an initial period of 180 calendar days, or until April 10, 2017, to regain compliance with the minimum bid price requirement. On April 3, 2017, we filed an application to transfer our listing from the Nasdaq Global Select Market to the Nasdaq Capital

Market. On April 11, 2017, our application was approved, and on April 13, 2017, our common stock began trading on the Nasdaq Capital Market. The transfer to the Nasdaq Capital Market gave us an additional 180 calendar days, or until October 9, 2017, to regain compliance. If at any time before October 9, 2017, the bid price for our common stock closes at $1.00 or more for a minimum of 10 consecutive trading days, we may be eligible to regain compliance with the minimum bid price requirement. However, under certain circumstances Nasdaq could require that the bid price exceed $1.00 for more than ten consecutive trading days before determining that we comply with Nasdaq’s continued listing standards. We may not be able to meet the $1.00 minimum bid price requirement of the Nasdaq Capital Market unless we effect a reverse stock split to increase the per share market price of our common stock. Therefore, our board of directors may determine to effect the Reverse Stock Split to the extent necessary in order to maintain our listing on the Nasdaq Capital Market.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our board of directors, in its sole discretion, provided that in no event shall the filling of the certificate of amendment effecting the Reverse Stock Split occur after December 19, 2017. In addition, our board of directors reserves the right, notwithstanding stockholder approval of this Proposal Six and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split, or, in the event that the amendment is not effective until a later time, such later time, our board of directors, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before December 19, 2017, our board of directors will be deemed to have abandoned the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our board of directors, a minimum of every three and a maximum of every 15 shares of issued common stock will be combined into one new share of common stock. Based on 110,362,946 shares of common stock issued and outstanding as of March 31, 2017, immediately following the Reverse Stock Split the Company would have approximately 36,787,649 shares of common stock issued and outstanding if the ratio for the Reverse Stock Split is 1-for-3, and 7,357,530 shares of common stock issued and outstanding if the ratio for the Reverse Stock Split is 1-for-15. Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding of between 36,787,649 and 7,357,530 shares.

The actual number of shares issued and outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the ratio for the Reverse Stock Split that is ultimately determined by our board of directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under “—Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of our common stock under our Restated Certificate of Incorporation, as amended. Because the number of shares of issued common stock will decrease as a result of the Reverse Stock Split, the number of shares of common stock available for issuance will increase. Currently, we are authorized to issue up to a total of 205,000,000 shares of capital stock, comprising 200,000,000 shares of common stock and 5,000,000 shares of preferred stock. If Proposal 5 is approved by our stockholders, we plan to increase the number of authorized shares of our common stock to 250,000,000. Except for the shares issuable upon the exercise or conversion of outstanding options we do not currently have any plans, proposals or arrangement to issue any of our authorized but unissued shares of common stock.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting our current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the board of directors is not aware of any attempt to take control of the Company and the board of directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

For purposes of implementing the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a periodic statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split common stock, because the exchange will be automatic.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificate(s) (“Old Certificate(s)”) for shares held in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of our common stock resulting from the Reverse Stock Split. Stockholders of record upon the effective time of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our transfer agent, Computershare. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Reverse Stock Split, the transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares held in book-entry form. Your Old Certificate(s) representing pre-split shares cannot be used for either transfers or deliveries. Accordingly, you must exchange your Old Certificate(s) in order to effect transfers or deliveries of your shares.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will have its records adjusted to reflect that the shares represented by such Old Certificate(s) are held in book-entry form in the name of such person.

Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the effective time of the Reverse Stock Split to represent the number of whole shares of our common stock resulting from the Reverse Stock Split.

Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our transfer agent, customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any book-entry shares are to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Any stockholder who wants to continue holding certificated shares may request new certificate(s) from our transfer agent.

Fractional Shares

Fractional shares will not be issued in connection with the Reverse Stock Split. Stockholders of record and stockholders who hold their shares through a bank, broker, custodian or other nominee who would otherwise hold fractional shares of our common stock as a result of the Reverse Stock Split will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. Each such stockholder will be entitled to receive an amount in cash equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the average of the high and low trading prices of our common stock on the Nasdaq Capital Market during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Stock Split.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Stock Split that are not timely claimed after the effective time in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Warrants

Pursuant to the various instruments governing our then outstanding restricted stock and stock option awards and warrants to purchase common stock, in connection with any Reverse Stock Split, our board of directors will reduce the number of shares of common stock issuable upon the exercise of such restricted stock awards, stock options and warrants in proportion to the ratio of the Reverse Stock Split and proportionately increase the exercise price of our outstanding stock options and warrants. In connection with such proportionate adjustments, the number of shares of common stock issuable upon exercise or conversion of outstanding stock awards, stock options and warrants will be rounded down to the nearest whole share and the exercise prices will be rounded up to the nearest cent, and no cash payment will be made in respect of such rounding.

Accounting Matters

The amendment to our Restated Certificate of Incorporation, as amended, will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation:

•	Financial institutions;

•	Insurance companies;

•	Real estate investment trusts;

•	Regulated investment companies;

•	Grantor trusts;

•	Tax-exempt organizations;

•	Dealers or traders in securities or currencies;

•

Stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; or

•	Stockholders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The proposed Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of AVEO common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of AVEO common stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of AVEO common stock received should include the holding period in the shares of AVEO common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered to shares of received in a recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of AVEO common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split.

Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our common stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Our board of directors recommends a vote “FOR” the approval of the amendment to our Restated certificate of Incorporation to effect the Reverse Stock Split described above.

PROPOSAL 7—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the year ending December 31, 2017. Although stockholder approval of our board’s appointment of Ernst & Young LLP is not required by law, our board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our board will reconsider its appointment of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Our board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.

OTHER MATTERS

Our board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

STOCKHOLDER PROPOSALS

In order to be included in our proxy materials for the 2018 annual meeting of stockholders, stockholders’ proposals must be received by us at our principal executive offices, One Broadway, 14th Floor, Cambridge, Massachusetts 02142 no later than [—], 2017. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our corporate secretary at our principal offices not later than March 23, 2018 (90 days prior to the first anniversary of our 2017 annual meeting of stockholders) and not before February 21, 2018 (120 days prior to the first anniversary of our 2017 annual meeting of stockholders). However, if the 2018 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2017 annual meeting of stockholders, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the date on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Our bylaws also specify requirements relating to the content of the notice which stockholders must provide, including a stockholder nomination for election to our board of directors, to be properly presented at the 2018 annual meeting of stockholders.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO VOTE BY PROXY OVER THE INTERNET, BY TELEPHONE OR BY MAIL AS DESCRIBED IN THE ENCLOSED PROXY CARD. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS OF RECORD WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SUBMITTED A PROXY PREVIOUSLY.

Appendix A

AVEO PHARMACEUTICALS, INC.

SECOND AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this Second Amended and Restated 2010 Stock Incentive Plan (the “Plan”) of AVEO Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933 as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”. Award means Options (as defined in Section 5), SARs (as defined in Section 7), Restricted Stock (as defined in Section 8), Restricted Stock Units (as defined in Section 8) and Other Stock-Based Awards (as defined in Section 9) and Cash Based Awards (as defined in Section 9).

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and

provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act.

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to the number of shares of common stock, $.001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(A) 11,375,000 shares of Common Stock; plus

(B) such additional number of shares of Common Stock (up to 625,000 shares) as is equal to the number of shares of Common Stock subject to awards granted under the Company’s 2002 Stock Incentive Plan (the “Existing Plan”) which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company on or after the date of the Company’s initial public offering at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code).

(2) Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as 1.5 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Award of Restricted Stock, Restricted Stock Unit Award or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.5 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.5 shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Section 162(m) Per-Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per fiscal year. For purposes of the foregoing limit, (i) the combination of an Option (as hereinafter defined) in tandem with an SAR shall be treated as a single Award and (ii) each share of Common Stock subject to an Award shall be counted as one share of Common Stock (including each share of Common Stock subject to a Full-Value Award). The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonqualified Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of AVEO Pharmaceuticals, Inc., any of AVEO Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, or if the Company converts an Incentive Stock Option to a Nonqualified Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement, provided that no Option shall be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their “Fair Market Value” (determined in the manner set forth below), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonqualified Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise.

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Fair Market Value. Fair Market Value of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(3) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(h) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(i) Minimum Vesting. No Option that vests solely based on the passage of time that is granted to an employee in conjunction with his or her commencement of employment shall vest earlier than the first anniversary of its date of grant or the date of commencement of employment, whichever is earlier. Notwithstanding the foregoing, the Board, either at the time the Option is granted or at any time thereafter, may allow an Option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of the death or disability of the Participant; the termination of the Participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company

(j) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(k) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6. Director Options

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the individual shall automatically be granted a Nonqualified Stock Option to purchase 40,000 shares of Common Stock (subject to adjustment under Section 10).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, shall automatically be granted a Nonqualified Stock Option to purchase 20,000 shares of Common Stock (subject to adjustment under Section 10); provided, however, that a director shall not be eligible to receive an Option grant under this Section 6(b) until such director has served on the Board for at least six months.

(c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to 100% of the Fair Market Value of the Common Stock on the date the Option is granted, (ii) (A) with respect to the initial grant described in Section 6(a), vest in thirty-six (36) equal monthly installments commencing on the first day of the month following the date of grant provided that the individual is serving on the Board on such date and (B) with respect to the annual grant described in Section 6(b), vest in twelve equal monthly installments commencing on the first day of the month following the date of grant provided that the individual is serving on the Board on such date or, if earlier, on the date that is one business day prior to date of the Company’s next annual meeting); provided in each case that no additional vesting shall take place after the Participant ceases to serve as a director and further provided in each case that the Board may provide for accelerated vesting in the case of death, disability, a Change in Control Event (as defined below), attainment of mandatory retirement age or retirement following at least 10 years of Board service, (iii) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(d) Board Discretion. The Board retains the specific authority to provide for different vesting provisions and conditions than those set forth in Section 6(c), to increase or decrease from time to time the number of shares subject to Options granted under this Section 6 and to issue SARs, Restricted Stock Awards, or Other Stock-Based Awards in lieu of some or all of the Options otherwise issuable under this Section 6. Any such discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

7. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 7(c). The date as of which such appreciation is determined shall be the exercise date.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not be less than 100% of the Fair Market Value on such future date.

(d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with any other documents required by the Board.

(f) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.

(g) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(h) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

8. Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted Stock Awards that do not vest solely based on the passage of time (excluding Performance Awards granted pursuant to Section 11(i)) shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to Restricted Stock Awards and Other Stock-Based Awards and Cash-Based Awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of the Plan (other than Section 11(i), if applicable), the Board may, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part, in the event of the death or disability of the Participant; the termination of the Participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock

(“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock as well as any dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which such Dividend Equivalents are awarded.

9. Other Stock-Based and Cash-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto. Other Stock-Based Awards or Cash-Based Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Other Stock-Based Awards or Cash-Based Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Other Stock-Based Awards or Cash-Based Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Other Stock-Based Awards or Cash-Based Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Other Stock-Based Awards or Cash-Based Awards that do not vest solely based on the passage of time (excluding Performance Awards granted pursuant to Section 11(i)) shall not vest prior to the first anniversary of the date of grant (or, in the case of Other Stock-Based Awards or Cash-Based Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to Restricted Stock Awards and Other Stock-Based Awards or Cash-Based Awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of the Plan (other than Section 11(i), if applicable), the Board may, either at the time an Other Stock-Based Award or Cash-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof), as applicable, or remove or modify the restrictions applicable to the Other Stock-Based Awards or Cash-Based Awards, in whole or in part, in the event of the death or disability of the Participant; the termination of the Participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company. Dividend Equivalents will be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Awards or Cash-Based Awards with respect to which such Dividend Equivalents are awarded.

10. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share-and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization and Change in Control Events

(1) Definitions

(A) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

(ii) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction; or

(iii) any liquidation or dissolution of the Company.

(B) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of

beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iv) the liquidation or dissolution of the Company.

(C) “Cause” shall mean conduct involving one or more of the following: (i) the conviction of the employee of, or, plea of guilty or nolo contendere to, any crime involving dishonesty or any felony; (ii) the willful misconduct by the employee resulting in material harm to the Company; (iii) fraud, embezzlement, theft or dishonesty by the employee against the Company resulting in material harm to the Company; (iv) the repeated and continuing failure of the employee to follow the proper and lawful directions of the Company’s Chief Executive Officer or the Board after a written demand is delivered to the employee that specifically identifies the manner in which the Chief Executive Officer or the Board believes that the Employee has failed to follow such instructions; (v) the employee’s current alcohol or prescription drug abuse affecting work performance, or current illegal use of drugs regardless of the effect on work performance; (vi) material violation of the Company’s code of conduct by the employee that causes harm to the Company; or (vii) violation of any applicable written proprietary information, confidentiality, non-competition and/or non-solicitation agreements with the Company.

(2) Effect on Options

(A) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company such assumed or substituted options that are held by employees of the Company shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options and any applicable tax withholdings.

(B) Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, each such Option that is held by an employee of the Company shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Restricted Stock Awards

(A) Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(B) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each such Restricted Stock Award held by employees of the Company shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4) Effect on Stock Appreciation Rights and Other Stock Unit Awards. The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise vesting, or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise or purchase price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment. Except as provided in Sections 5(h) and 7(f) with respect to repricings, Section 5(i), 8(b) or 9(b) with respect to the vesting of Awards, Section 11(i) with respect to Performance Awards and Section 12(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as provided in Sections 5(i), 8(b) and 9(b) with respect to vesting of Awards, the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards, Other Stock-Based Awards or Cash Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) (“Performance Awards”), subject to the limit in Section 4(b) on shares covered by such grants or, as applicable, the limit on cash payments in Section 11(i)(2). Subject to Section 11(i)(4), no more than an aggregate of 50% of the shares of Common Stock underlying Performance Awards that are made during any calendar year of the Plan shall vest prior to the first anniversary of the date of grant.

(2) Cash Payments. Performance Awards can also provide for cash payments of up to $1,000,000 per fiscal year per individual.

(3) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(4) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of any combination of the following: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return and/or (xii) other comparable measures of financial and operational performance. Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(5) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change in Control Event.

(6) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. Dividend Equivalents will be subject to the same restrictions on transfer and forfeitability as the Performance Awards with respect to which such Dividend Equivalents are awarded.

12. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after December 31, 2022, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until such amendment shall have been approved by the Company’s stockholders. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance with Code Section 409A. If and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A (the “New Payment Date”), except as Code Section 409A may then permit.

The Company makes no representation or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code, but do not satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Appendix B

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

AVEO PHARMACEUTICALS, INC.

AVEO Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1. The name of the Corporation is AVEO Pharmaceuticals, Inc.

2. Article FOURTH of the Restated Certificate of Incorporation of the Corporation, is hereby amended by replacing the first paragraph thereof with the following:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 255,000,000 shares, consisting of (i) 250,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”) and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

3. This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this                      day of                     , 2017.

AVEO PHARMACEUTICALS, INC.

By:
Name:
Title:

B-1

Appendix C

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

AVEO PHARMACEUTICALS, INC.

AVEO Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1.     The current name of the Corporation is AVEO Pharmaceuticals, Inc.

2.     The Board of Directors of the Corporation duly adopted resolutions pursuant to Section 242 of the General Corporation Law proposing this Amendment of the Corporation’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”), declaring the advisability of this Amendment of the Restated Certificate and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FOURTH of the Restated Certificate be amended by adding the following two paragraphs as the first two paragraphs of such Article FOURTH:

“Effective upon the filing of this Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[            ] reverse stock split of the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), shall become effective, pursuant to which each [            ] shares of Common Stock issued or outstanding (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 par value per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the fair value per share of the Common Stock immediately prior to the Effective Time as determined by the Board of Directors of the Corporation.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

C-1

This Certificate of Amendment of the Restated Certificate has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this      day of             , 2017.

AVEO PHARMACEUTICALS, INC.

By:
Name:
Title:

C-2

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 20, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 20, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS   PROXY   CARD   IS   VALID   ONLY   WHEN    SIGNED   AND   DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1. Election of Directors Nominees 01 Michael P. Bailey 02 Kenneth M. Bate 03 Anthony B. Evnin 04 Henri A. Termeer 05 Robert C. Young
The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain		For	Against	Abstain
2. To approve a non-binding advisory vote on executive compensation.		☐	☐	☐	5. To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common Stock from 200,000,000 shares to 250,000,000 shares.	☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
3. To hold an advisory vote on the frequency of future executive compensation advisory votes.	☐	☐	☐	☐	6. To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio ranging from 3:1 to 15:1.	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 4., 5., 6. and 7.		For	Against	Abstain

4. To approve the Second Amended and Restated 2010 Stock Incentive Plan to reserve up to an additional 3,500,000 shares of common stock for issuance under the plan and to provide for certain other amendments.

		☐	☐	☐	7. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐
		Yes	No		NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
		JOB #						SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
AVEO PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 21, 2017 10:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael Bailey and Keith Ehrlich or any of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AVEO PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Daylight Time on June 21, 2017, at One Broadway, 5th Floor, Cambridge, MA 02142, and any adjournment or postponement thereof. For directions to our Annual Meeting of Stockholders, please visit our website at www.aveooncology.com.

Unless submitting a proxy for these shares over the internet or by telephone, please mark, sign, date and return this proxy card promptly in the enclosed reply envelope.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of our Board of Directors. If no direction is made to withhold authority to vote for an individual nominee (or all nominees), this proxy will be voted in favor of each nominee for which no such direction is made.

Continued and to be signed on reverse side